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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THERAVANCE BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 25, 2016

        You are cordially invited to attend the 2016 Annual General Meeting of Shareholders of Theravance Biopharma, Inc. ("Annual Meeting") that will be held on May 3, 2016 at 10:00 a.m. Irish Standard Time, at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland.

        Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2015 Annual Report on Form 10-K. We encourage you to read this information carefully.

        Your vote is important. Whether or not you plan to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the accompanying proxy materials, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the accompanying proxy materials.

        Thank you for your ongoing support of Theravance Biopharma.

Very truly yours,

Rick E Winningham Chief Executive Officer and Chairman

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Time and Date:	May 3, 2016 at 10:00 a.m. Irish Standard Time
Place:	The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland
Items of Business:	(1)

To elect the following four directors to serve as Class II directors until the annual general meeting held in 2019 and until their successors are duly elected and qualified: Rick E Winningham; Robert V. Gunderson, Jr.; Susan M. Molineaux Ph.D.; and Donal O'Connor.

(2) To ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2016.
(3) To approve the adoption of the Theravance Biopharma, Inc. Performance Incentive Plan.
(4) To transact such other business as may properly come before the annual general meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual general meeting at the time and on the date specified above or at any time and date to which the annual general meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a shareholder of record as of the close of business on March 7, 2016.
Voting:

Your vote is very important. Whether or not you plan to attend the annual general meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About Procedural Matters."

        If you have any questions regarding this information or the proxy materials, please visit our website at www.theravance.com or contact our investor relations department at (650) 808-4045.

        All shareholders are cordially invited to attend the annual general meeting in person.

By order of the board of directors,

Rick E Winningham Chief Executive Officer and Chairman

March 25, 2016

            You are cordially invited to attend the annual general meeting in person. Whether or not you expect to attend the annual general meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual general meeting. A return envelope (which is postage prepaid if mailed in the U.S.) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual general meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual general meeting, you must provide a valid proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual
General Meeting of Shareholders to be held on Tuesday, May 3, 2016:

The proxy statement and annual report are available at http://investor.theravance.com/proxy.cfm

i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
EQUITY COMPENSATION PLAN INFORMATION	48
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
AUDIT COMMITTEE REPORT	53
OTHER MATTERS	54
APPENDIX A: THERAVANCE BIOPHARMA, INC. PERFORMANCE INCENTIVE PLAN	A-1

ii

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

PROXY STATEMENT FOR
2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with a solicitation of proxies by our board of directors for use at the 2016 annual general meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. Irish Standard Time ("IST") on May 3, 2016, and any postponements or adjournments thereof. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland. As used in this proxy statement, the terms "Theravance Biopharma," "we," "us," and "our" mean Theravance Biopharma, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:
Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on May 3, 2016 at 10:00 a.m. IST, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to mail this proxy statement and accompanying proxy card on or about April 1, 2016 to all shareholders of record entitled to vote at the Annual Meeting.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland.

Q:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a shareholder of record or a beneficial owner as of March 7, 2016 (the "Record Date"). Admission will begin shortly before 10:00 a.m. IST on the date of the Annual Meeting, and you must present valid picture identification such as a driver's license or passport and, if asked, provide proof of share ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 10:00 a.m. IST. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland and shareholders may request directions to the location of our Annual Meeting by calling (650) 808-4045.

Share Ownership

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Shareholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the "shareholder of record" with respect to those shares and this notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners—Many Theravance Biopharma shareholders hold their shares through a bank, broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank, trustee or another nominee, you are considered the "beneficial owner" of shares held in "street name" and this notice was forwarded to you by your bank, broker, trustee or other nominee, which is considered the shareholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not shareholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your bank's, broker's, trustee's or other nominee's procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your bank, broker, trustee or other nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding ordinary shares entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by the Amended and Restated Memorandum and Articles of Association or by law, the holders of ordinary shares will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Theravance Biopharma. Each holder of ordinary shares will have the right to one vote per ordinary share. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the laws of the Cayman Islands, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a completed proxy card but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our ordinary shares at the close of business on March 7, 2016, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 38,431,643 ordinary shares in issue. In deciding all matters at the Annual Meeting, each holder of ordinary shares of Theravance Biopharma will be entitled to one vote per ordinary share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Shareholder of record—If you are a shareholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet—You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•
By Telephone—You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•
By Mail—You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker, trustee or other nominee, please refer to the information forwarded by your bank, broker, trustee or other nominee to see which voting options are available to you.

Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, shareholders will be asked to vote:

(1)
To elect the four directors identified in this proxy statement to serve as Class II directors until the annual general meeting held in 2019 and until their successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)
To approve the adoption of the Theravance Biopharma, Inc. Performance Incentive Plan; and

(4)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One—A majority of the votes duly cast is required for the election of each director. If the number of shares voted "FOR" a director nominee exceeds the number of votes cast "AGAINST," the nominee will be elected as a director. You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

Proposal Two—A majority of the votes duly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the number of shares voted "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm exceeds the number of votes cast "AGAINST," the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified. As with Proposal

  One, you may vote "FOR," "AGAINST" or "ABSTAIN" and abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

  Proposal Three—A majority of the votes duly cast is required to adopt the Theravance Biopharma, Inc. Performance Incentive Plan. If the number of shares voted "FOR" the adoption of the Theravance Biopharma, Inc. Performance Incentive Plan exceeds the number of votes cast "AGAINST," the Theravance Biopharma, Inc. Performance Incentive Plan will be adopted. As with Proposal One and Proposal Two, you may vote "FOR," "AGAINST" or "ABSTAIN" and abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

(1)
"FOR" the four nominees for election as director listed in Proposal One;

(2)
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 as included in Proposal Two; and

(3)
"FOR" the adoption of the Theravance Biopharma, Inc. Performance Incentive Plan as included in Proposal Three.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholder of record—If you are a shareholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the bank, broker, trustee or other nominee that holds your shares with specific voting instructions then, under applicable rules, the bank, broker, trustee or other nominee that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the bank, broker, trustee or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker, trustee or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:
How may my bank, broker, trustee or other nominee vote my shares if I fail to provide timely directions?

A:
Banks, brokers, trustees or other nominees holding ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, trustee or other nominee will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your bank, broker, trustee or other nominee will not have discretion to vote on (i) the election of directors, or (ii) the approval of the Theravance Biopharma, Inc. Performance Incentive Plan absent direction from you as each is a "non-routine" matter.

  Please note that banks, brokers, trustees or other nominees may not vote your shares on the election of directors nor on the approval of the Theravance Biopharma, Inc. Performance Incentive Plan in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your bank, broker, trustee or other nominee regarding the voting of your shares.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
Subject to any rules your bank, broker, trustee or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a shareholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your bank, broker, trustee or other nominee or (2) if you have obtained a legal proxy from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent so as to be delivered to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of ordinary shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Theravance Biopharma may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain banks, brokers, trustees or other nominees or institutional owners. Our costs for such services, if retained, will not be significant.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Theravance Biopharma or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Shareholder Proposals and Director Nominations

Q:
What is the deadline to propose actions for consideration at next year's annual general meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials—Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2017 annual general meeting of shareholders, shareholder proposals must be received by our Secretary no later than December 2, 2016, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for shareholder proposals to be brought before an annual general meeting—In addition, our Amended and Restated Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present certain matters before an annual general meeting of shareholders. In general, nominations for the election of directors may be made by (i) our board of directors or any committee thereof or (ii) any shareholder who (a) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (b) has delivered written notice to our Secretary no later than the Nomination Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations.

Our Amended and Restated Memorandum and Articles of Association also provide that the only business that may be conducted at an annual general meeting of shareholders is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual general meeting by or at the direction of our board of directors (or any duly authorized committee thereof) or (iii) properly brought before the annual general meeting by a shareholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below) and otherwise complied with the provisions of our Amended and Restated Memorandum and Articles of Association.

The "Notice Deadline" is defined as that date which is at least 45 days and not more than 75 days prior to the one year anniversary of the date on which we first mailed proxy materials for the prior year's annual general meeting. As a result, the Notice Deadline for the 2017 annual general meeting of shareholders is between January 16, 2017 and February 15, 2017. The "Nomination Notice Deadline" is defined as that date that is not less than 120 days and not more than 150 days prior to the meeting; provided, however, that in the event less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

  Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating/corporate governance committee by following the procedures set forth below in "Corporation Governance—Shareholder Recommendations for Nominations to the Board of Directors."

Q:
How may I obtain a copy of the provisions of the Amended and Restated Memorandum and Articles of Association regarding shareholder proposals and director nominations?

A:
A copy of the full text of the provisions discussed above may be obtained by writing to our Secretary. A copy of our Amended and Restated Memorandum and Articles of Association is posted on the Investor Relations portion of our website at www.theravance.com. All notices of proposals by shareholders, whether or not included in Theravance Biopharma's proxy materials, should be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Additional Information about the Proxy Materials

Q:
What does it mean if multiple members of my household are shareholders but we only received one set of proxy materials in the mail?

A:
We have adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, shareholders should send their requests to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary. Shareholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, trustee or other nominee to request information about householding.

Q:
What is the mailing address for Theravance Biopharma's principal executive offices?

A:
The mailing address for our principal executive offices is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; however, all shareholder correspondence should be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080. The telephone number at that location is (650) 808-6000.

Any written requests for additional information, copies of the proxy materials and 2015 Annual Report, notices of shareholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the U.S. subsidiary address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2016.

The proxy statement and annual report are available at http://investor.theravance.com/proxy.cfm

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

        Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors. Any director appointed by our board of directors shall hold office for the remaining term of the class of director to which he or she is appointed and shall then be eligible for re-election. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

        Four Class II directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2019. Upon the recommendation of our nominating/corporate governance committee, our board of directors has nominated Rick E Winningham, Robert V. Gunderson, Jr., Susan M. Molineaux, Ph.D. and Donal O'Connor, each a current Class II director, for election as Class II directors. The term of office of each person elected as director will continue until such director's term expires in 2019, and until such director's successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

        The following is a brief biography of each nominee nominated for election at the Annual Meeting and each director who will continue as a director after the Annual Meeting. Also listed below are the nominees' and directors' respective ages as of March 7, 2016. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board of directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominees for Class II Directors for a Term Expiring in 2019

Name	Age	Principal Occupation and Business Experience
Rick E Winningham	56	Rick E Winningham has served as Chairman of the board of directors since July 2013. He has served as our Chief Executive Officer since our spin-off from Theravance, Inc. (renamed Innoviva, Inc. in January 2016) in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Theravance, Inc., where he also served as Chairman of the board of directors from April 2010 to October 2014. From 1997 to 2001 he served as President, Bristol Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating

Name	Age	Principal Occupation and Business Experience
		responsibility for U.S. Oncology/Immunology/OTN at Bristol Myers Squibb, Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/Metabolics and GU/GI/Neuroscience therapeutic areas. Over a fifteen-year period beginning in 1986 with BMS and its predecessor, Bristol-Myers, Mr. Winningham held various U.S. and global management positions. Mr. Winningham served as a Director on the board of directors of the California Healthcare Institute ("CHI") from November 2011 to March 2015. He was elected Chairman of CHI in January 2014, a position he held until CHI merged with Baybio to become the California Life Sciences Association ("CLSA") in March 2015. Mr. Winningham was subsequently elected to the role of Chairman of CLSA in March 2015. He stepped down from the CLSA position in November 2015. He is a member of the board of directors of Jazz Pharmaceuticals plc, and a member of the board of directors of OncoMed Pharmaceuticals, Inc. Mr. Winningham is also a past member of Biotechnology Industry Organization's board of directors and served on the Health Section Governing Board Standing Committee on Reimbursement. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our board of directors. Mr. Winningham's demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.
Robert V. Gunderson, Jr.	64
		Robert V. Gunderson, Jr. has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since September 1999, Mr. Gunderson served as a director of Theravance, Inc. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of Vitae Pharmaceuticals, Inc., a clinical stage biotechnology company where he has served since January 2002, and a number of private companies. Mr. Gunderson holds a J.D. from the University of Chicago, where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University. Mr. Gunderson's demonstrated leadership in his field, his understanding of our industry and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

Name	Age	Principal Occupation and Business Experience
Susan M. Molineaux	62	Susan M. Molineaux, Ph.D. has served as a director since April 22, 2015. Dr. Molineaux has served as President, Chief Executive Officer and as a member of the board of directors of Calithera Biosciences, Inc. since she co-founded the biopharmaceutical company in March 2010. Dr. Molineaux co-founded Proteolix, Inc., a biopharmaceutical company, where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix's acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a drug development company. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., a biopharmaceutical company, and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux also serves as a member of the board of directors of Geron Corporation, a biopharmaceutical company, and of We Teach Science, a San Francisco Bay Area mentoring program for students in math and science and served as a member of the board of directors of the California Life Sciences Association until March 2016. Dr. Molineaux holds a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and she completed a postdoctoral fellowship at Columbia University. Dr. Molineaux's extensive management experience in pharmaceutical drug development, particularly as it relates to managing and conducting clinical trials, her experience as a Chief Executive Officer and board member of multiple biotechnology companies and her demonstrated leadership in our field contributed to our conclusion that she should serve as a director.
Donal O'Connor	65
		Donal O'Connor has served as a director since October 21, 2015. Mr. O'Connor is the Chairman of Galco Steel ltd and Huttonread, and is a non-executive Director of Perrigo Company plc and a number of Irish private companies. He was a non-executive Director and member of the audit committee, leadership, development and compensation committee and transactions committee of Elan Corporation, plc, until it was acquired by Perrigo in December 2013. He was a non-executive Director, chairman of the audit committee and senior independent director of Readymix plc from December 2008 until May 2012. He was appointed by the Irish Government as Chairman of Anglo Irish Bank from December 2008 until June 2010. He was the Irish High Court appointed Administrator of Icarom plc from 1995 until February 2013.

Name	Age	Principal Occupation and Business Experience
Mr. O'Connor was a member of the Board of the Irish Auditing and Accountancy Supervisory Authority from its inception as an Interim Board in 2001 until 2009. He was a member of PricewaterhouseCoopers' ("PwC") Global Board from 2003 until 2008 and is a former Chairman of the PwC Eurofirms Board. Mr. O'Connor originally joined PwC in 1972 and was appointed partner in 1983. He was later appointed partner in charge of the PwC Financial Services practice in 1988 and leader of the Audit Practice in 1992. He was elected Senior Partner in 1994 and was re-elected in 1998 and 2003. He served as Senior Partner of PwC Ireland for over twelve years until June 2007. Mr. O'Connor obtained a Bachelor of Commerce degree from University College Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland. Mr. O'Connor's senior management experience and demonstrated leadership in his field, his experience as a director of numerous companies, including Irish entities, and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

Incumbent Class III Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Business Experience
Dean J. Mitchell	60	Dean J. Mitchell has served as a director since June 2014. Mr. Mitchell has served as Executive Chairman of the board of directors of Covis Pharma Holdings, a specialty pharmaceutical company, since August 2013, Chairman of PaxVax Corporation, a specialty vaccine company, since January 2016, and on the board of directors ImmunoGen Inc., a public oncology company, since 2012 and Intrexon, Inc., a synthetic biology company, since 2009. Within the past five years, he also served as a director of Ista Pharmaceuticals, Inc., a specialty pharmaceutical company, Lux Biosciences, Inc., a biopharmaceutical company, and Talecris Biotherapeutics Holdings Corp., a biopharmaceutical company. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004 he served in various senior executive capacities in the worldwide medicines group of Bristol Myers Squibb Company, a pharmaceutical company. Prior to the Bristol Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy.

Name	Age	Principal Occupation and Business Experience
		Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe that Mr. Mitchell's qualifications to serve as our director include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later stage drug development and commercialization, and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Peter S. Ringrose	70
		Peter S. Ringrose, Ph.D., has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since April 2010, Dr. Ringrose served as a director of Theravance, Inc. Dr. Ringrose was Chief Scientific Officer and President of Bristol Myers Squibb Pharmaceutical Research Institute from 1997-2002 and Senior Vice President for Worldwide Drug Discovery at Pfizer Inc. from 1982-1996. Dr. Ringrose has served as chair of the Biotechnology and Biological Sciences Research Council UK (2003-2009) and was a non-executive director of Cambridge Antibody Technology until its acquisition by Astra Zeneca in 2006, of Astex Therapeutics Inc., a biopharmaceutical company, until its acquisition by SuperGen in September 2011 and of Biotica Technology, Ltd. until December 2013. He is currently a non-executive director of Rigel Pharmaceuticals Inc. Dr. Ringrose is a council member of the UK Foundation for Science and Technology and was a member the UK Government's Technology Strategy Board until 2009. Dr. Ringrose received a B.Sc., M.A. and Ph.D. in Biochemistry from the University of Cambridge. His significant scientific leadership experience in the pharmaceutical industry contributed to our conclusion that Dr. Ringrose should serve as a director.
George M. Whitesides	76
		George M. Whitesides, Ph.D., has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since the inception of Theravance, Inc. in 1996, Dr. Whitesides served as a director of Theravance, Inc. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 until 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 until 1991 he was a member of the Department of Chemistry at Harvard University and Chairman of the Department of Chemistry from 1986 until 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 until 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Nano Terra Inc., Arsenal Biomedical, Inc., 480 Biomedical, Inc., Diagnostics for All, Inc. and Soft Robotics Inc. In addition, in the past five years, Dr. Whitesides has served on the board of directors of Rohm and Haas Company and HRL Laboratories, LLC. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University.

Name	Age	Principal Occupation and Business Experience
		Dr. Whitesides' demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should serve as a director.
William D. Young	71
		William D. Young has served as a director since October 2013 and has served as our lead independent director since April 2014. Prior to our spin-off from Theravance, Inc. in June 2014 and since April 2001, Mr. Young served as a director of Theravance, Inc. He is currently a Venture Partner at Clarus Ventures and Executive Chairman of NanoString Technologies, a Clarus portfolio company. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years and held various positions in production and process engineering, antibiotic process development and production management. Mr. Young is a member of the board of directors of BioMarin, Inc. and Vertex Pharmaceuticals. He was a member of Biogen Idec's board of directors until 2014, having served as a director since 1997 and as Chairman of the Board since 2010. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young's demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our conclusion that he should serve as a director.

Incumbent Class I Directors Whose Term Expires in 2018

Name	Age	Principal Occupation and Business Experience
Eran Broshy	57	Eran Broshy has served as a director since June 2014. Mr. Broshy is an operating executive with Tailwind Capital, a New York based private equity firm, and supports their healthcare investment efforts. From March 2013 until August 2015, he worked with Linden Capital Partners and Court Square Capital, both private equity firms, as Operating Partner and Executive Advisor, respectively, and from June 2006 until December 2012 he worked with Providence Equity Partners as a Senior Advisor supporting the private equity firm's healthcare information investment efforts. Mr. Broshy previously served for over a decade as the chief executive officer (until 2008) and chairman of the board of directors (until 2010) of inVentiv Health, Inc., a privately held company (and until August 2010 a Nasdaq listed company) that

Name	Age	Principal Occupation and Business Experience
		delivers a broad range of clinical and commercialization services to pharmaceutical and life sciences companies globally. Prior to joining inVentiv, Mr. Broshy was a management consultant with The Boston Consulting Group (BCG) for 14 years, including as the partner responsible for BCG's healthcare practice across the Americas. He also served as president and chief executive officer of Coelacanth Corporation, a privately held biotechnology company.
		He currently serves on the board of directors of Magellan Health, Inc., a public specialty health care management company, and within the previous five years Mr. Broshy has also served on the board of directors of one other public company: inVentiv Health, Inc. He also serves as a member of the Corporation of the Massachusetts Institute of Technology ("MIT") and on MIT's Dean of Science Advisory Council, as well as the Simon Wiesenthal Center's New York Executive Board. Mr. Broshy holds an M.B.A. from Harvard University, an M.S. in civil engineering from Stanford University, and a B.S. in civil engineering from the Massachusetts Institute of Technology. Mr. Broshy's demonstrated leadership in the healthcare industry in general and the managed healthcare industry in particular contributed to our conclusion that he should serve as a director.
Henrietta H. Fore	67
		Henrietta H. Fore has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since October 2010, Ms. Fore served as a director of Theravance, Inc. Ms. Fore has served as the Chairman of the Board and Chief Executive Officer of Holsman International, a manufacturing, consulting and investment company, since 2009. From 2007 to 2009, Ms. Fore served as the Administrator of the U.S. Agency for International Development, and Director of United States Foreign Assistance, holding the equivalent rank as Deputy Secretary of State. In this position she was responsible for managing U.S. foreign assistance to countries recovering from disaster, trying to escape poverty, and engaging in democratic reforms. She also served on the boards of the Overseas Private Investment Corporation, and the Millennium Challenge Corporation during this period. From 2005 to 2007, Ms. Fore served as Under Secretary of State for Management, the Chief Operating Officer for the Department of State, where she was responsible for the people, resources, facilities, technology and security of the Department and was the Secretary's principal advisor on management issues. Ms. Fore serves on the Corporate Boards of Exxon Mobil Corporation and General Mills, Inc. She is Global Co-Chair of the Asia Society and a Trustee of the Aspen Institute. She also serves on the boards of the Committee Encouraging Corporate Philanthropy, Diagnostics for All, Inc., Center for Global Development and Initiative for Global Development, and chairs the Middle East Investment Initiative.

Name	Age	Principal Occupation and Business Experience
		Ms. Fore has a B.A. degree in History from Wellesley College and a M.S. degree in Public Administration from the University of Northern Colorado. Ms. Fore's senior management experience at high levels within the U.S. government and her current experience as a chief executive officer and chairman of an investment and management company contributed to our conclusion that she should serve as a director.
Burton G. Malkiel	83
		Burton G. Malkiel, Ph.D., has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since July 2007, Dr. Malkiel served as a director of Theravance, Inc. Dr. Malkiel, the Chemical Bank Chairman's Professor of Economics at Princeton University since 1988, is the author of A Random Walk Down Wall Street. He is also the author of over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President's Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several corporations including The Vanguard Group Ltd. and Genmab AS, a biotechnology company. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and M.B.A. degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel's demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our audit committee contributed to our conclusion that he should serve as a director.

        There are no family relationships among any of our directors or executive officers. See "Corporate Governance" below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2016.

        Notwithstanding its selection and even if our shareholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Theravance Biopharma and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. Our audit committee is submitting the selection of Ernst & Young LLP to our shareholders because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.

        If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

        The following table sets forth all fees for invoices received or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2014 and 2015.

	Year Ended December 31
	2015	2014
	(in thousands)	(in thousands)
Audit Fees(1)	$1,149	$1,022
Tax Fees(2)	231	15
All Other Fees	—	—

Total Fees	$1,380	$1,037

(1)
For the years ended December 31, 2014 and 2015, this category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings for which only the independent registered public accounting firm can reasonably be expected to provide.

(2)
For the years ended December 31, 2014 and 2015, this category represents fees related to tax consulting and planning services.

Pre-Approval of Audit and Non-Audit Services

        Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

 PROPOSAL THREE:

APPROVAL OF THE THERAVANCE BIOPHARMA, INC. PERFORMANCE INCENTIVE PLAN

        We are asking our shareholders to approve the Theravance Biopharma, Inc. Performance Incentive Plan, which we refer to as our "Performance Plan." The Performance Plan is intended to provide a single, comprehensive program under which we may structure both cash and equity-based awards in a manner designed to qualify as "performance-based compensation" under, and thereby avoid the limitations on the deductibility of such compensation imposed by, Section 162(m) of the U.S. Internal Revenue Code (the "Code").

        Under the U.S. federal tax laws, a publicly traded company such as Theravance Biopharma will not be allowed a federal income tax deduction for compensation paid to certain "covered employees" to the extent that the compensation exceeds $1 million in any year. For an "emerging growth company" like Theravance Biopharma currently is, "covered employees" includes the company's chief executive officer and its two other most highly compensated executive officers. At such time when we are no longer an emerging growth company, "covered employees" will include our chief executive officer and our three most highly compensated executive officers (other than, under current law, our chief financial officer). An exception to this loss deduction rule is available for compensation that qualifies as "performance-based compensation." Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan that has been approved by the company's shareholders and as to which disclosure of material terms of the performance goals has been made. For purposes of Section 162(m), the material terms required to be disclosed include the employees eligible to receive the compensation, a description of the business criteria on which the performance goals are based, and the maximum amount of compensation that can be paid during a specified period to an employee under the performance goals. With respect to the various awards that may be granted under the Performance Plan, each of these aspects is discussed below, and shareholder approval of the Performance Plan will be deemed to constitute approval of each of these aspects of the Performance Plan for purposes of the shareholder approval requirements of Section 162(m).

        Our board of directors believes that approval of the Performance Plan is in our shareholders' best interests because it enables us to link a portion of our executive compensation to our performance, while providing an opportunity to reduce our and our subsidiaries' income tax expense by maximizing the deductibility of such compensation. If our shareholders approve this Proposal Three, then to the extent we grant future cash and equity-based awards under the Performance Plan to persons subject to Section 162(m), the compensation paid under these awards may not be subject to the corporate tax deduction limits of Section 162(m). If our shareholders do not approve this Proposal Three, then we will not be able to operate or pay to our executive officers cash and equity-based awards that qualify as performance-based compensation for purposes of Section 162(m) under the Performance Plan. Irrespective of whether or not our shareholders approve this Proposal Three, we reserve the right to grant and pay cash and equity awards that are not intended to qualify as performance-based compensation under Section 162(m) to our officers and other key employees outside the scope of the Performance Plan should our compensation committee determine in its discretion that it is appropriate to do so. Any such other awards will not act as a substitute for payments under the Performance Plan if our shareholders do not approve this Proposal Three, or, having received shareholder approval, if the performance goals applicable to a Performance Plan award are not achieved.

Summary of the Performance Plan

        The Performance Plan is divided into two parts, the Cash Plan and the Equity Plan, with the Cash Plan permitting the grant of performance cash awards and the Equity Plan permitting the grant of equity awards. The material terms of each are described below. The following summary does not purport to be a complete description of all provisions of the Performance Plan. To the extent there is a conflict between this summary and the actual terms of the Performance Plan, the actual terms of the Performance Plan will govern. A copy of the Performance Plan is filed with the SEC as an Appendix to this proxy statement. Any shareholder who wishes to obtain a copy of the actual plan may do so upon written request to: Secretary, c/o of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080 or may access the document from the SEC's website at www.sec.gov.

        Purpose.    The purpose of the Performance Plan is to align our management's efforts with our strategic goals by permitting the grant of performance-based cash and equity awards that are intended to be deductible as "performance-based compensation" under Section 162(m). Because Section 162(m) imposes certain procedural requirements on performance-based compensation, and because there is limited binding guidance interpreting these Section 162(m) requirements, we cannot guarantee that all awards under the Performance Plan to covered employees will qualify under Section 162(m). However, we intend to administer the Performance Plan in compliance with Section 162(m) with respect to employees who may be subject to Section 162(m).

        Administration.    The Performance Plan will generally be administered by the compensation committee of our board of directors, which will have the authority to (a) select employees who are to receive awards, (b) determine the terms and conditions of awards, (c) establish and certify the achievement of performance goals, (d) establish the amount payable under awards, and (e) interpret the Performance Plan. The compensation committee is comprised of two or more independent members of our board of directors who serve for such period of time as determined by our board of directors. For more information on our compensation committee, see the section of this proxy statement entitled "Corporate Governance—Board Committees—Compensation Committee." In addition, with respect to awards that are not intended to be "performance-based compensation" under Section 162(m), the Performance Plan may be administered by our board of directors or by other committees.

        Participants.    All of our employees, including officers, are eligible to receive awards under the Performance Plan. If the Performance Plan were in effect on March 7, 2016, there would be 318 employees eligible to receive cash and equity-based awards. As a potential future participant in the Performance Plan, each of our executive officers has an interest in this Proposal. Our non-employee directors and consultants are not eligible to participate in the Performance Plan.

        Performance Goals.    The Performance Plan allows the grant or vesting of performance cash awards or equity-based awards upon the attainment of certain pre-established performance goals. To the extent an award is intended to qualify as "performance-based compensation" under Section 162(m), the performance goals that may be used under the Performance Plan consist of:

•

Share price

•

Net sales

•

Revenue

•

Revenue growth or product revenue growth

•

Operating income (before or after taxes)

•

Pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus)

•

Earnings or loss per share

•

Net income or loss (before or after taxes)

•

Return on equity

•

Total shareholder return

•

Return on assets or net assets

•

Appreciation in and/or maintenance of the price of ordinary shares or our other publicly-traded securities

•

Market share

•

Gross profits

•

Net profits

•

Earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization)

•

Economic value-added models or equivalent metrics

•

Comparisons with various stock market indices

•

Reductions in costs

•

Cash flow or cash flow per share (before or after dividends)

•

Return on capital (including return on total capital or return on invested capital)

•

Cash flow return on investment

•

Improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable

•

Operating margin

•

Gross margin

•

Year-end cash

•

Cash margin

•

Debt reduction

•

Shareholders' equity

•

Operating efficiencies

•

Customer satisfaction

•

Customer growth

•

Employee satisfaction

•

Drug discovery or development milestones

•

Regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting or similar proceeding, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether our own or a third-party manufacturer)) and validation of manufacturing processes (whether our own or a third-party manufacturer)

•

Initiation or completion of pre-clinical studies

•

Clinical achievements (including initiating clinical studies, initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, completing phases of a clinical study (including the treatment phase), or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally)

•

Strategic partnerships, research joint ventures, licenses, collaborations or comparable transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products or development candidates (including with group purchasing organizations, distributors and other vendors))

•

Supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our products or development candidates)

•

Co-development, co-marketing, profit sharing, joint venture or other similar arrangements

•

Financial ratios, including those measuring liquidity, activity, profitability or leverage

•

Cost of capital or assets under management

•

Financing and other capital raising transactions (including sales of our equity or debt securities, factoring transactions, royalty monetizations, sales or licenses of our assets, including intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions)

•

Implementation, completion or attainment of measurable objectives with respect to research (including pre-clinical achievements, nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures

•

Recruiting and maintaining personnel

        In the areas of development, regulatory progress and commercialization, any of the foregoing achievements performed by a third party with which we have a licensing or collaborative agreement, or relating to an asset in which we have an economic interest, will constitute an achievement of our company.

        Performance goals may be based solely by reference to our performance or the performance of one of our subsidiaries, divisions, business segments, or business units. In addition, performance goals may be based on the relative performance of other companies or upon comparisons of any indicator of performance relative to other companies. In determining whether performance goals have been satisfied, our compensation committee may appropriately adjust any evaluation of actual performance to exclude the occurrence of any of the following: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, and (e) any extraordinary, unusual or non-recurring items.

Material Terms Unique to the Cash Plan

        General.    The Cash Plan permits the grant of performance cash awards to be paid upon the achievement of one or more performance goals for a specified performance period on terms and conditions established by the administrator. A performance cash award may become payable in the event of a participant's death or disability, a change in control or other events. Unless the administrator decides otherwise, awards under the cash plan are generally not transferable other than by will or the laws of descent and distribution.

        Limit on Awards.    The Cash Plan imposes a limit of $4,000,000 on the amount that may be paid to any individual participant for each fiscal year in a performance period attributable to performance cash awards intended to qualify as "performance-based compensation" under Section 162(m). In the case of performance cash awards that are intended to qualify as "performance-based compensation," the administrator, in its sole discretion, may decrease the amount payable pursuant to a performance cash award. In the case of performance cash awards that are not intended to qualify as "performance-based compensation," the administrator may increase or decrease the amount payable pursuant to such award.

        Amendment or Termination of Cash Plan.    We may amend or terminate the Cash Plan at any time, subject to shareholder approval only to the extent required by applicable law. If not sooner terminated, the Cash Plan will terminate on the first annual general meeting of our shareholders occurring in 2021.

Material Terms Unique to the Equity Plan.

        Share Reserve.    We have not reserved any ordinary shares for issuance under the Equity Plan. Shares underlying awards made under the Equity Plan will be issued from our 2013 Equity Incentive Plan (the "2013 Plan"). In general, to the extent awards made under the Equity Plan are forfeited, terminate or are settled in cash for any reason, those shares will again become available for issuance under the 2013 Plan, as will restricted shares and ordinary shares issued upon exercise of options that are repurchased by us. In addition, ordinary shares used to pay the exercise price of an award under the Equity Plan or to satisfy tax withholding obligations related to an award under the Equity Plan will also revert to the 2013 Plan. For information regarding the ordinary shares that may be issued under our equity plans see the section of this proxy statement entitled "Equity Compensation Plan Information."

        Limit on Awards.    The Equity Plan includes the following limits on the number of ordinary shares that may be subject to awards granted under the Equity Plan to any individual participant in a fiscal year:

Type of Award	Annual Limit
Options and SARs	1,000,000 Ordinary Shares
Additional Options and SARs in Year of Hire	1,000,000 Ordinary Shares
Restricted Share Awards and Share Units intended to qualify as "performance-based compensation" under Section 162(m)	1,000,000 Ordinary Shares
Additional Restricted Share Units and Share Units intended to qualify as "performance-based compensation" under Section 162(m) in Year of Hire	1,000,000 Ordinary Shares

        In the case of awards that are intended to qualify as "performance-based compensation," the administrator, in its sole discretion, may decrease the amount payable under the award. In the case of awards that are not intended to qualify as performance-based compensation, the administrator may increase or decrease the amount payable under the award. In addition, no more than 36,285,710 ordinary shares may be issued upon exercise of incentive stock options described in Section 422 of the Code ("ISOs") granted under the Equity Plan.

        Types of Awards.    The Equity Plan provides for the grant of options to purchase ordinary shares (including both ISOs and nonstatutory stock options not described in Sections 422 or 423 of the Code ("NSOs")), restricted shares, share units and share appreciation rights.

        Options.    Options granted under the Equity Plan are subject to the terms and conditions of option agreements approved by the administrator. Options become exercisable at the time or times, and upon such conditions, as determined by the administrator. Options granted under the Performance Plan may provide for accelerated exercisability in the event of the optionee's death, disability, a change in control or other events. The exercise price of options may not be less than 100% of the fair market value of our ordinary shares on the grant date. The exercise price of options granted under the Equity Plan may be paid in cash or cash equivalents or, with the administrator's consent: (a) with ordinary shares that the optionee already owns; (b) by an immediate sale of the option shares through a securities broker approved by us; (c) with a margin loan; (d) through a net exercise procedure; (e) with a full-recourse promissory note, if permitted by applicable law; and (f) by any other forms of payment consistent with applicable laws, regulations, and rules. Options generally expire 10 years after they are granted, except that they may expire earlier if the optionee's service terminates earlier.

        Share Appreciation Rights.    A SAR allows a recipient to benefit from increases in the value of our ordinary shares, but does not confer an ownership interest in our ordinary shares. SARs are granted pursuant to SAR agreements adopted by the administrator. SARs become exercisable on dates determined by the administrator, and may become immediately exercisable in the event of the recipient's death, disability, a change in control or other events. The administrator determines the strike price of each SAR, which cannot be less than 100% of the fair market value of our ordinary shares on the date of grant. Upon exercise of a SAR, we will pay the participant an amount equal to the product of (a) the excess of the fair market value per ordinary share on the date of exercise over the strike price, multiplied by (b) the number of ordinary shares with respect to which the SAR is exercised. SARs generally expire 10 years after they are granted, except that they may expire earlier if the recipient's service terminates earlier.

        Restricted Share Awards.    Restricted share awards are granted pursuant to restricted share agreements adopted by the administrator which include provisions regarding the number of ordinary shares the participant may be issued, the purchase price, if any, and the restrictions to which such shares will be subject. Restricted share awards may be granted in consideration for (a) cash or cash equivalents, (b) property, (c) past or future services rendered to us or our affiliates, (d) full-recourse promissory notes, or (e) other forms of payment consistent with applicable laws, regulations, and rules. Vesting of restricted share awards may be tied to length of service, attainment of performance goals or a combination of both, as determined by the administrator. Accelerated vesting may occur in the event of the participant's death, disability, a change in control or other events.

        Share Units.    Share units awards represent the right to receive the value of our ordinary shares at a specified date in the future. Share units awards are granted pursuant to share unit agreements adopted by the administrator and are granted for no cash consideration. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the participant. Vesting of share units may be tied to length of service, attainment of performance goals or a combination of both, as determined by the administrator. Accelerated vesting may occur in the event of the participant's death, disability, a change in control or other events. At the administrator's discretion, dividend equivalents may be credited in respect of ordinary shares covered by a share unit.

        Repricings.    The administrator of the Performance Plan does not have the discretion to (a) reduce the exercise price or strike price of any option or SAR after it has been granted under the Performance Plan, (b) cancel or allow the holder of an award granted under the Performance Plan to surrender the award in exchange for cash or a new award that has the effect of reducing the exercise price or strike price of the outstanding award, or (c) take any other action with respect to an award granted under the Performance Plan that would be treated as a repricing under Nasdaq Marketplace ("Nasdaq") rules.

        Transferability.    Unless otherwise determined by the Administrator, awards granted under the Equity Plan may not be transferred other than by beneficiary designation, will or the laws of descent and distribution.

        Protections Against Dilution.    In the event that there is a subdivision of our ordinary shares, a declaration of a dividend payable in ordinary shares, or a combination or consolidation of our ordinary shares into a lesser number of ordinary shares, corresponding adjustments will be made to (a) the limit on ISOs that may be granted under the Performance Plan and the maximum number and kind of shares subject to options and SARs and performance-based restricted shares and share units that may be granted to any individual employee in a fiscal year, and (b) the number and kind of shares and exercise prices, strike prices, or purchase prices, if applicable, of all outstanding equity-based awards under the Performance Plan. In the event of an extraordinary dividend, a recapitalization, a spin-off or similar occurrence, the administrator may make one or more of the foregoing adjustments as it deems appropriate.

        Corporate Transactions.    In the event that we are a party to a merger, consolidation, or a change in control transaction, outstanding equity awards will be governed by the terms of the definitive transaction agreement to which we are a party (or, in the event the transaction does not entail a definitive transaction agreement to which we are a party, in a manner determined by the administrator). Such transaction agreement may provide for one or more of the following with respect to each outstanding award under the Equity Plan:

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  The continuation, assumption, or substitution of the award by the surviving corporation or its parent company;

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  Full vesting of an award followed by its termination prior to the closing of the transaction after an opportunity to exercise, if applicable;

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  The cancellation of an award in exchange for a payment equal to the excess, if any, of (a) the value that the holder of an ordinary share receives in the transaction over (b) if applicable, the exercise price otherwise payable in connection with the award, provided that such payment may be subject to the participant's continued service on a basis no less favorable than the schedule under which the award would have originally vested; or

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  The assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

        Unless the administrator provides otherwise in an award agreement, in the event of a change in control, each outstanding share award under the Equity Plan will, immediately prior to the effective date of the change in control, become fully vested and exercisable for all of the ordinary shares at the time subject to such share award. However, an outstanding share award will not accelerate vesting if, and to the extent such share award is, in connection with the change in control, either assumed by the successor corporation (or parent) or replaced with a comparable award from the successor corporation (or its parent). The administrator also has the discretion to accelerate the vesting of outstanding share awards whether or not upon a change in control, which acceleration may or may not be conditioned upon the subsequent termination of the participant's service within a specified period following the transaction.

        For this purpose, a change in control transaction includes:

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  Any merger or consolidation where our voting securities represent less than 50% of the total voting power of the surviving entity or its parent;

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  The sale or disposition of all or substantially all of our assets;

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  Certain changes in the composition of our board of directors; or

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  Any person acquiring beneficial ownership of at least 50% of our total voting power.

        Amendments or Termination.    Our board of directors may amend or terminate the Equity Plan at any time. No further awards will be made under the Equity Plan after its termination. Unless terminated sooner, the Equity Plan will terminate on the date of the first annual general meeting of our shareholders occurring in 2021. An amendment to the Equity Plan will be subject to shareholder approval only to the extent required by applicable law.

U.S. Federal Income Tax Consequences of Awards Granted under the Performance Plan

        The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to participants and Theravance Biopharma and its subsidiaries with respect to performance cash awards and equity awards granted under the Performance Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. federal income tax treatment.

        Performance Cash Awards.    In general, a participant will recognize ordinary income when a performance cash award is paid, subject to required tax withholding.

        ISOs.    No taxable income is recognized by an optionee upon the grant of an ISO and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income in the year of exercise.

        If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the "required ISO holding periods"), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

        NSOs.    No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. The optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the ordinary shares will be treated as short-term or long-term capital gain or loss depending on how long the ordinary shares were held by the optionee.

        Share Appreciation Rights.    In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the ordinary shares or other consideration received, subject to tax withholding.

        Restricted Share Awards.    A participant who receives an award of restricted shares does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to tax withholding. The amount of taxable income is equal to the fair market value of the ordinary shares on the vesting date(s) less the cash, if any, paid for the ordinary shares. A participant may make a one-time election to recognize income at the time the participant receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid) on the date of the award by making an election under Section 83(b) of the Code.

        Share Units.    In general, no taxable income results upon the grant of a share unit. The recipient will generally recognize ordinary income (subject to tax withholding) equal to the fair market value of the ordinary shares and/or cash that are delivered to the recipient upon settlement of the share units.

        Section 409A.    The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value at the time the option or SAR was granted. Performance cash awards and share units are generally subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. However, Section 409A permits the delay of a payment under certain circumstances to avoid the application of the deduction limit under Section 162(m). Restricted share awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and an interest penalty in addition to the federal income tax at the participant's usual marginal rate for ordinary income.

        Tax Treatment of Theravance Biopharma and its Subsidiaries.    Theravance Biopharma (or an applicable subsidiary of Theravance Biopharma) may be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Performance Plan. As described herein, Section 162(m) may limit the otherwise applicable deductibility of awards granted under the Performance Plan.

        Section 162(m) Considerations.    Section 162(m) of the Code generally disallows a tax deduction to publicly traded companies and their subsidiaries for compensation in excess of $1 million paid to the company's "covered employees." In the case of an "emerging growth company" like Theravance Biopharma currently is, a "covered employee" includes a company's chief executive officer and its two other most highly compensated executive officers. Once we are no longer an "emerging growth company," a "covered employee" includes a company's chief executive officer and its three other most highly compensated executive officers (other than, under current law, the chief financial officer). Options and SARs are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying shares on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the shareholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. Various other rules apply with regard to compensation committee independence and the procedures that must be followed by the committee in connection with performance-based awards under Section 162(m). Other share awards, such as restricted shares and share units, must vest only upon the achievement of objective performance goals established in writing by our compensation committee while the outcome is substantially uncertain, the material terms of which have been approved by the shareholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. The Performance Plan includes certain annual limits, as described above, on the amount that may be paid pursuant to performance cash and awards and on the number of ordinary shares that may be granted to an individual under options, SARs, restricted shares, and share units in order to comply with the Section 162(m) requirements. As described above, the Performance Plan permits the grant or vesting of performance awards based on a number of different performance goals.

        The approval sought by this Proposal Three is to qualify the Performance Plan as a plan under which Section 162(m)-qualified performance-based compensation awards may be granted. Our compensation committee reserves the right to grant awards under the Performance Plan that do not qualify as performance-based compensation. Theravance Biopharma has not requested a ruling from the IRS or an opinion of counsel regarding the deductibility by Theravance Biopharma or its applicable subsidiaries of amounts awarded under the Performance Plan as a result of the application of Section 162(m).

2013 Plan and 2014 Plan Considerations

        Approval of the Performance Plan does not require that we grant equity awards to eligible employees solely under the Performance Plan, and we reserve the right to grant awards that are not intended to qualify as "performance-based compensation" under Section 162(m) under our 2013 Plan. In addition, we reserve the right to grant awards to eligible newly-hired employees under our 2014 New Employee Equity Incentive Plan (the "2014 Plan"). Except as specifically described in this Proposal Three, the adoption and approval of the Performance Plan in no way limits our ability to continue to operate and grant awards to eligible individuals under the 2013 Plan and 2014 Plan.

        However, to the extent the Performance Plan is approved by shareholders, then during such period as the Performance Plan continues in effect, we will adhere to the annual limits on awards described above in "Material Terms Unique to the Cash Plan—Limit on Awards" and "Material Terms Unique to the Equity Plan—Limit on Awards", whether we grant awards under the Performance Plan or under the 2013 Plan. (These limits do not apply to the 2014 Plan or to any other cash bonus program maintained by us.) Each of these limits is less than the similar limit in effect under the 2013 Plan of $5,000,000 per year applicable to performance cash awards and 1,142,857 ordinary shares subject to each of the annual limits applicable to different types of equity awards. If the Performance Plan is not approved, or once it expires pursuant to its terms, we will no longer be subject to these lower annual limits when granting awards under the 2013 Plan.

New Plan Benefits and Equity-Based Award Grant Table

        Future awards under the Performance Plan to eligible participants are not determinable in advance because these grants are subject to the discretion of our compensation committee. Accordingly, we have not included a table that reflects such awards. For information regarding recent cash and equity-based awards to our named executive officers under our existing compensation plans, please see the information contained in the "2015 Summary Compensation Table" and the "Outstanding Equity Awards at 2015 Fiscal Year End" tables in the section titled "Executive Compensation" below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE THERAVANCE BIOPHARMA, INC. PERFORMANCE INCENTIVE PLAN.

CORPORATE GOVERNANCE

Code of Conduct

        Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct is posted on the Investor Relations portion of our website at www.theravance.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above.

Director Independence

        Our ordinary shares are listed on Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company's board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating/corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Compensation committee members must also satisfy the independence criteria set forth under the Nasdaq rules. In order for a member of a listed company's compensation committee to be considered independent for purposes of the Nasdaq rules, the listed company's board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

        Our board of directors has undertaken a review of the independence of each director. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. Based on this review, our board of directors has determined that Ms. Fore, Messrs. Broshy, Gunderson, O'Connor, Mitchell, and Young and Drs. Malkiel, Molineaux, Ringrose and Whitesides, representing ten of our eleven directors, are "independent" as that term is defined under the Nasdaq for purposes of serving on our board of directors and those committees of our board of directors upon which each such director sits. The independent members of our board of directors hold, and will continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.

Lead Independent Director

        We currently have a single individual serving as our chairman of the board of directors and our principal executive officer. Mr. Young serves as our lead independent director. In his role as lead independent director, Mr. Young provides a source of leadership for the board of directors that is complementary to that of Mr. Winningham as chairman of the board of directors. As the lead independent director, Mr. Young coordinates the activities of the other independent directors, including coordinating with the chairman an appropriate schedule of board of directors and committee meetings, suggesting to the chairman agenda topics for meetings of the board of directors, coordinating with the chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the board of directors' independent directors, serving as the principal liaison between the independent directors and the chairman, coordinating with the General Counsel and Secretary responses to questions and/or concerns from shareholders, employees, or other interested parties, and, in his dual role as lead director and chairman of the compensation committee, delivering the results of the chief executive officer's performance evaluation. Our board believes that the combined role of chairman and chief executive officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company, our board of directors believes that Mr. Winningham's leadership as both chairman and chief executive officer is appropriate. Our Board of Directors Guidelines on Significant Corporate Governance Issues ("Corporate Governance Guidelines") are posted on the Investor Relations portion of our website at www.theravance.com.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written resolutions from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each of our compensation, nominating/corporate governance and audit committees qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investor Relations portion of our website at www.theravance.com.

  Audit Committee

        The current members of our audit committee are Dr. Malkiel, Mr. Mitchell, Mr. Broshy and Mr. O'Connor, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Dr. Malkiel has served as a member of the committee since October 2013, Mr. Mitchell has served since October 2014, Mr. Broshy has served since April 2015 and Mr. O'Connor has served since October 2015. Henrietta H. Fore served until October 21, 2015 and Michael Atieh served until April 22, 2015. Dr. Malkiel, Mr. Mitchell, Mr. Broshy and Mr. O'Connor are, and Ms. Fore and Mr. Atieh were, each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Dr. Malkiel serves as chair of the audit committee. Our board of directors has determined that Dr. Malkiel qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. During our fiscal year ended December 31, 2015, our audit committee held 7 meetings.

        The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

  Compensation Committee

        The current members of our compensation committee are Messrs. Broshy and Young and Drs. Ringrose and Whitesides, each of whom is independent under applicable requirements of Nasdaq, the SEC rules and regulations, as well as Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Young and Drs. Ringrose and Whitesides have served as members of the committee since October 2013 and Mr. Broshy has served as a member of the committee since October 2014. Mr. Young serves as chair of the compensation committee. The purpose of our compensation committee is to review and approve our overall compensation strategy and policies. Specifically, our compensation committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for our principal executive officer, other executive officers and any key employees for each fiscal year; recommends to our board of directors the compensation of our directors; recommends to our board of directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants options and other equity awards; and administers our equity incentive plans and similar programs. During our fiscal year ended December 31, 2015, our compensation committee held 4 meetings and acted by written resolutions 12 times.

        Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of our directors. However, he makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and any key employees, and he often participates in the committee's deliberations about their compensation. Our General Counsel, Chief Financial Officer and our Vice President, Human Resources, also assist our compensation committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors.

        During our fiscal year ended December 31, 2015, our compensation committee engaged the services of Frederic W. Cook & Co. ("FW Cook"), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. FW Cook reports directly to the compensation committee. FW Cook does not provide any services to us other than the services provided to the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

  Nominating/Corporate Governance Committee

        The current members of our nominating/corporate governance committee are Dr. Malkiel, Mr. Young and Ms. Fore, each of whom is a non-employee member of our board of directors. Ms. Fore serves as the chair of the nominating/corporate governance committee and has held the position since her appointment to the committee on July 2014. Dr. Malkiel and Mr. Young have served as members of the committee since October 2013. The nominating/corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors and evaluates the performance of our board of directors and individual directors. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters. During our fiscal year ended December 31, 2015, our nominating/corporate governance committee held 3 meetings.

Considerations in Evaluating Director Nominees

        Our nominating/corporate governance committee's criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full board of directors for selection, as director nominees are as follows:

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  Our nominating/corporate governance committee evaluates the current composition and organization of the board of directors and its committees, determines future requirements and makes recommendations to the board of directors for approval.

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  Our nominating/corporate governance committee evaluates the performance of the board of directors and of individual directors and oversees the board of directors' performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

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  While our nominating/corporate governance committee has not established specific minimum qualifications for director candidates, in its evaluation of director candidates, including the members of the Board eligible for re-election, our nominating/corporate governance committee considers: (1) the current size and composition of the board of directors and the needs of the board of directors and its committees; (2) such factors as personal integrity, knowledge, skills, expertise, diversity of experience, ability to take independent analytical inquiries, understanding of Theravance Biopharma's business environment and willingness to devote adequate time and effort to serve as members of the board of directors; (3) relationships between directors and Theravance Biopharma's customers and suppliers; and (4) such other factors as the committee may consider appropriate.

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  With regard to candidates who are properly recommended by shareholders or by other means, our nominating/corporate governance committee will review the qualifications of any such candidate, which review may, in our nominating/corporate governance committee's discretion, include interviewing references, direct interviews with the candidate, or other actions our nominating/corporate governance committee deems necessary or proper.

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  Our nominating/corporate governance committee has the authority to retain and terminate any third-party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm.

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  After completing its review and evaluation of director candidates, our nominating/corporate governance committee selects, or recommends to the full board of directors for selection, the director nominees.

        Our nominating/corporate governance committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity is one of the numerous criteria our nominating/corporate governance committee reviews before recommending a candidate.

        The board of directors (which includes our Chief Executive Officer) used the services of a third party search firm to help identify, screen, conduct background investigations of, and interview potential director candidates. During the fiscal year ended December 31, 2015, this process resulted in the appointment of Dr. Molineaux on April 22, 2015 and Mr. O'Connor on October 21, 2015.

Compensation Committee Interlocks and Insider Participation

        As noted above, the compensation committee of our board of directors is comprised of Messrs. Broshy and Young and Drs. Ringrose and Whitesides. None of the members of our compensation committee was at any time during the fiscal year ended December 31, 2015 (or at any other time) an officer or employee of Theravance Biopharma. None of our executive officers serves, or served during our fiscal year ended December 31, 2015, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

        The full board of directors met 6 times during our fiscal year ended December 31, 2015. No director attended fewer than 75% of the total number of meetings of the board of directors (held during the period he or she was a director) and meetings of any committees of the board of directors (held during the period he or she was a member) during our fiscal year ended December 31, 2015.

        It is our policy that directors are invited and encouraged to attend our annual general meetings of shareholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Shareholder Recommendations for Nominations to the Board of Directors

        Our nominating/corporate governance committee reviews shareholder recommendations for candidates to our board of directors in accordance with our Corporate Governance Guidelines and our Shareholder—Director Communications Policy & Procedures. To recommend a candidate for election to the board of directors, a shareholder must notify the nominating/corporate governance committee by writing to the General Counsel or Secretary of Theravance Biopharma (Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: General Counsel/Secretary) no later than the deadlines set forth in Theravance Biopharma's proxy statement for the preceding annual general meeting. Such shareholder's notice must include (i) to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act, in which such individual is a nominee for election to the board of directors, including the candidate's name, detailed biographical data and qualifications for serving on our board of directors (including the candidate's age, business address, residence address, principal occupation or employment) and information regarding any relationships between us and the candidate within the last three years (including the number of our ordinary shares beneficially owned by the candidate); (ii) the director candidate's written consent to (A) if selected, be named in Theravance Biopharma's proxy statement and proxy and (B) if elected, to serve on the board of directors; (iii) a statement from the recommending shareholder in support of the candidate, including a statement regarding the candidate's satisfaction of the board of directors' membership criteria set forth in our Corporate Governance Guidelines; (iv) any other information that such shareholder believes is relevant in considering the director candidate; and (v) evidence of the recommending person's ownership of our shares and the shareholder's name and address.

Board Oversight of Risk

        One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and related procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions.

Director Compensation

        The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.

  Cash Compensation

        Each member of our board of directors who is not an employee receives a $50,000 annual retainer as well as $1,000 for each board and committee meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference) and, commencing in December 2015, for each subsidiary board meeting and ad hoc committee meeting attended. The chairperson of our audit committee receives a fixed retainer in the amount of $20,000, the chairperson of our compensation committee receives a fixed retainer of $13,000, and the chairpersons of our nominating/corporate governance committee and our science and technology advisory committee each receive a fixed retainer in the amount of $10,000. The lead independent director also receives a fixed retainer in the amount of $25,000. The members of our board of directors are eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policies.

        In order to minimize the tax consequences of our Irish tax residency on our non-employee directors, effective July 1, 2015, we provide directors who are not Irish residents with a tax gross-up with respect to Irish personal income taxes levied on payments made by us for board and committee service rendered in Ireland, including equity awards and reimbursement for lodging, travel and similar expenses, which are taxable compensation under Irish tax laws (the "Irish Tax Gross-Up"). Also effective July 1, 2015, we provide members of our board of directors with a tax gross-up with respect to any additional taxes incurred in the U.S. resulting from the Irish Tax Gross-Up (the "U.S. Tax Gross-Up" and combined with the Irish Tax Gross-Up, the "Non-Employee Director Tax Gross-Ups").

  Equity Compensation

        Each of our non-employee directors is also compensated with periodic automatic grants of equity awards under a program implemented under our 2013 Equity Incentive Plan. These grants are non-discretionary, and only our non-employee directors are eligible to receive these automatic grants.

        Under our automatic grant program, each individual who first becomes a non-employee director will, on the date such individual joins our board of directors, automatically be granted a one-time nonstatutory share option grant covering 12,000 ordinary shares. These initial option grants vest monthly over the director's first two years of service. In addition, on the date of joining our board of directors, a new non-employee director will also receive the standard annual equity award (if joining on the date of our annual general meeting of shareholders) or a pro-rated annual equity award (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual general meeting of shareholders.

        Annually (if applicable, upon his or her re-election to our board of directors at the annual general meeting of shareholders) each non-employee director automatically will be granted restricted share units ("RSUs") covering 6,000 ordinary shares. This standard annual RSU grant will vest in full on the earlier of the one-year anniversary of the date of grant or the next annual general meeting of shareholders.

        All automatic equity awards vest in full if we are subject to a change in control or the board member dies or becomes disabled while in service. Each share option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our ordinary shares on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director's service other than for cause. Each RSU granted pursuant to the automatic grant program will be settled by issuing our ordinary shares upon vesting and includes cash dividend equivalent rights in the event we pay any cash dividends to shareholders while the award is outstanding.

        In addition to the automatic equity awards described above, directors are also eligible to receive other equity awards under our 2013 Equity Incentive Plan.

2015 Director Compensation Table

        The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during 2015, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Michael G. Atieh(6)	20,022	—	—	—	20,022
Eran Broshy	32,500	110,460	—	20,681	163,641
Henrietta H. Fore	73,500	110,460	—	9,333	193,293
Robert V. Gunderson, Jr.	57,000	110,460	—	29,117	196,577
Burton G. Malkiel, Ph.D.	87,500	110,460	—	35,165	233,125
Dean J. Mitchell	64,000	110,460	—	39,117	213,577
Susan Molineaux, Ph.D(7)	39,116	110,460	143,944	58,623	352,143
Donal O'Connor(8)	14,891	40,710	106,588	—	162,189
Peter S. Ringrose, Ph.D.	73,000	110,460	—	37,297	220,757
George M. Whitesides, Ph.D.	61,500	110,460	—	33,205	205,165
William D. Young	99,000	110,460	—	32,120	241,580

(1)
Includes the annual retainer paid to each director, the annual retainers paid to the chairperson of each committee and to the lead independent director, as well as fees for attendance at board of director and committee meetings.

(2)
The amounts in these columns represent the aggregate grant date fair value of share awards and option awards granted to the director during 2015 computed in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 11, 2016 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2015, certain of the above listed directors held outstanding, unvested RSUs under which the following number of our ordinary shares were issuable: Mr. Broshy (6,000); Ms. Fore (6,000); Mr. Gunderson (6,000); Dr. Malkiel (6,000); Mr. Mitchell (6,000); Dr. Molineaux (6,000); Mr. O'Connor (3,000); Dr. Ringrose (6,000); Dr. Whitesides (6,000); and Mr. Young (6,000). As of December 31, 2015, certain of the above-listed directors held outstanding RSUs under which the following number of shares of Theravance, Inc.'s common stock were issuable: Ms. Fore (15,170); Mr. Gunderson (15,170); Dr. Malkiel (15,170); Dr. Ringrose (15,170); Dr. Whitesides (15,170); and Mr. Young (15,170). These RSUs are fully vested based on service to Theravance, Inc. prior to our spin-off in June 2014 (the "Spin Off") from Theravance, Inc. (which in January 2016 was renamed Innoviva, Inc.), but have not yet settled in accordance with their terms.

(4)
As of December 31, 2015, the above-listed directors held outstanding options to purchase the following number of our ordinary shares: Mr. Atieh (15,333); Mr. Broshy (24,000); Ms. Fore (24,000); Mr. Gunderson (24,000); Dr. Malkiel (24,000); Mr. Mitchell (24,000); Dr. Molineaux (12,000); Mr. O'Connor (12,000); Dr. Ringrose (24,000); Dr. Whitesides (24,000); and Mr. Young (24,000). As of December 31, 2015, certain of the above-listed directors also held outstanding options to purchase the following number of shares of Theravance, Inc.'s common stock: Ms. Fore (34,132); Mr. Gunderson (73,202); Dr. Malkiel (75,854); Dr. Ringrose (22,755); Dr. Whitesides (73,202); and Mr. Young (73,202). The Theravance, Inc. options held by our non-employee directors are fully vested, but, in connection with the Spin-Off, they were amended to remain outstanding based on service on our board of directors.

(5)
Includes estimates of amounts to be paid to each director in respect of the Non-Employee Director Tax Gross-Ups, which while attributable to compensation awarded to, earned by or paid to our non-employee directors in 2015, will be paid in 2016. The amounts attributable to the Non-Employee Director Tax Gross-Ups assume a 50% Irish income tax rate and a 45% combined U.S. federal and state tax rate (and a 45% U.K. income tax rate in the case of Dr. Ringrose).

(6)
Mr. Atieh's service on our board of directors ended on April 22, 2015.

(7)
Dr. Molineaux was appointed to our board of directors on April 22, 2015.

(8)
Mr. O'Connor was appointed to our board of directors on October 21, 2015.

Shareholder Communications with the Board of Directors

        Shareholders interested in communicating with the board of directors or a particular director should send correspondence to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the shareholder as it appears on our books and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares, and (ii) the number of ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Shareholder-Director Communications Policy & Procedures, the Secretary has been instructed, in his discretion, to screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the board of directors or a particular director, as appropriate.

EXECUTIVE OFFICERS

        The following table provides information concerning our executive officers as of March 7, 2016:

Name	Age	Position(s)
Rick E Winningham	56	Chief Executive Officer and Chairman of the Board
Renee D. Gala	43	Senior Vice President and Chief Financial Officer, Treasurer
Brett K. Haumann	46	Senior Vice President, Clinical Development
Sharathchandra (Sharath) S. Hegde	52	Senior Vice President, Research
Junning Lee	59	Senior Vice President, Technical Operations
Frank Pasqualone	60	Senior Vice President, Operations
Kenneth R. Pitzer	52	Senior Vice President, Product Strategy and Commercial Planning
Bradford J. Shafer	55	Executive Vice President, General Counsel and Secretary
Philip D. Worboys	46	Senior Vice President, Translational Science
Mathai Mammen	48	Senior Vice President, Research and Development (departing)

        Rick E Winningham.    See biographical information set forth above under "Proposal One: Election of Directors—Information Regarding the Nominees and Other Directors."

        Renee D. Gala joined Theravance Biopharma as Vice President, Finance and Treasurer in June 2014 in connection with our spin-off from Theravance, Inc., became Senior Vice President, Finance in July 2014 and became Senior Vice President and Chief Financial Officer in December 2014. Prior to the Spin-Off, Ms. Gala had been Vice President, Finance at Theravance, Inc. since January 2013. Ms. Gala joined Theravance, Inc. in June 2006, initially as Director of Financial Planning and Analysis and then as Senior Director of Finance and Procurement in July 2008. From 2001 to 2006, Ms. Gala worked at Eli Lilly and Company, where she held positions of increasing responsibility in global treasury, pharmaceutical sales, and corporate strategy/business development. Prior to joining Eli Lilly, she spent seven years in the energy industry in the U.S. and internationally in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Gala earned a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

        Brett K. Haumann, M.D., M.B.A., joined Theravance Biopharma in June 2014 in connection with our spin-off from Theravance, Inc., after joining Theravance, Inc. as Vice President, Clinical Development, in October 2013. He became Vice President, Clinical Development and Operations of Theravance, Inc. in March 2014 and became Senior Vice President, Clinical Development at Theravance Biopharma in December 2014. Prior to joining Theravance, Inc., Dr. Haumann served as Chief Medical Officer at Circassia Limited. Previously, Dr. Haumann held senior positions at GlaxoSmithKline, including Medicines Development Leader and Vice President Clinical Development. Dr. Haumann has more than 15 years of experience in the discovery and development of pulmonary and allergy medicines. Dr. Haumann completed his M.D. at the University of Witwatersrand Medical School, South Africa and holds an M.B.A. from Open University, United Kingdom.

        Sharathchandra (Sharath) S. Hegde, Ph.D., joined Theravance Biopharma in June 2014 in connection with the spin-off from Theravance, Inc. and became Senior Vice President, Research in March 2016. After joining Theravance, Inc. in September 1999, Dr. Hegde held various positions in the Pharmacology Department before being promoted to Vice President, Pharmacology in June 2007 and later becoming Vice President, Discovery Biology in June 2015. Prior to joining Theravance, Inc., Dr. Hegde spent 9 years at Syntex Corporation, later acquired by Roche Holdings Ltd. Dr. Hegde obtained his Ph.D. in Pharmacology from the University of Houston and obtained his B.Pharm/M.Pharm degree in Pharmacy/Pharmacology from the University of Bombay.

        Junning Lee, Ph.D., has served as our Senior Vice President, Technical Operations, since September 2014. Prior to joining Theravance Biopharma, Dr. Lee served as Senior Vice President, Technical

Operations at Theravance, Inc. since January 2014 and Vice President, Technical Operations since December 2009. Dr. Lee joined Theravance, Inc. in 2001 and held various positions in the Technical Operations Department prior to his promotion that position. Prior to joining Theravance, Inc., Dr. Lee had more than 11 years of increasing responsibility at Schering-Plough Research Institute (from 1990 to 2001). He was an NIH Postdoctoral Fellow at Oregon State University (from 1989 to 1990). He received his Ph.D. in Organic Chemistry from Boston University, and obtained a B.S. Pharmacy from China Pharmaceutical University, Nanjing, China, where he graduated with University Honors.

        Frank Pasqualone joined Theravance Biopharma as Senior Vice President, Operations in June 2014 in connection with our spin-off from Theravance, Inc. Prior to the Spin-Off, Mr. Pasqualone held the position of Senior Vice President, Operations at Theravance, Inc. since January 2014. From 2010 to 2012, he served as President of Intercontinental Region: Latin America, Middle East and Africa and also as President of Southern Europe from 2009 to 2010, at Bristol-Myers Squibb (BMS). Over a 25-year period with BMS, Mr. Pasqualone held senior management positions in the U.S. and globally. In the U.S., he was responsible for the Oncology/Virology business and led the marketing group in the Diabetes business. Since leaving Bristol-Myers Squibb and prior to joining Theravance, Mr. Pasqualone was self-employed as a part-time consultant. Mr. Pasqualone holds an M.B.A. from University of Dayton and a B.S. in Marketing from Bowling Green State University in Ohio.

        Kenneth R. Pitzer, D.V.M., has served as our Senior Vice President, Product Strategy and Commercial Planning since March 2016. Previously, Dr. Pitzer was Vice President, Strategic and Commercial Planning since he joined Theravance Biopharma in October 2014 from Theravance, Inc., where he held the position of Vice President, Strategic and Commercial Planning since January 2008. Dr. Pitzer joined Theravance, Inc. in 2002 as Director, New Product Planning, and held various positions in the Commercial Development Department before being promoted to Vice President, Strategic and Commercial Planning in January 2008. Prior to joining Theravance, Inc. Dr. Pitzer worked at Lederle Laboratories in sales, marketing research and product management from 1989 to 1995 and then at Cygnus, Inc., from 1995 until 2002, ultimately serving as the Vice President of Product Management. Dr. Pitzer earned a Doctor of Veterinary Medicine degree from The Ohio State University in 1987 and an M.B.A. from Carnegie-Mellon University in 1989.

        Bradford J. Shafer has served as our Executive Vice President, General Counsel since March 2016 and our Secretary since November 2014. Previously, he was our Senior Vice President, General Counsel since September 2014. Prior to joining Theravance Biopharma, Mr. Shafer served as Senior Vice President, General Counsel and Secretary at Theravance, Inc., since August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a cardiovascular medical device company. From 1993 to 1996, Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

        Philip D. Worboys, Ph.D., has served as our Senior Vice President, Translational Science since March 2016, where is he responsible for leading the progression of drug candidates from the discovery stage into human clinical studies, including clinical pharmacology and biomarker development as well as project management. Previously, Dr. Worboys was Vice President, Drug Metabolism and Pharmacokinetics (DMPK) since he joined Theravance Biopharma in October 2014 from Theravance, Inc., where he held the position of Vice President, DMPK since November 2008. Prior to joining Theravance, Inc., he served as Senior Director, DMPK at Roche Bioscience, Inc. since 2005. From 2001 to 2005, Dr. Worboys was Senior Director, DMPK at Pfizer and an Associate Director, DMPK at Pharmacia. He spent the first part of his career in DMPK, at Merck Sharp & Dohme in Harlow, United Kingdom, and worked in various capacities at Aventis, Unilever and GlaxoSmithKline prior to that. Dr. Worboys obtained his Ph.D. degree in Pharmaceutics from Manchester University,

United Kingdom. He holds a B.Sc. degree in Biochemistry from Imperial College of Science, Technology & Medicine at the University of London.

        Mathai Mammen, M.D., Ph.D., has served as our Senior Vice President, Research and Development, since October 2014. Prior to joining Theravance Biopharma, Dr. Mammen served as Senior Vice President, Research and Development at Theravance, Inc., since March 2014. Dr. Mammen co-founded Theravance, Inc. in 1996 and held numerous roles before such promotion in March 2014. He had served previously in various positions in both the Medicinal Chemistry Department and the Molecular and Cellular Biology Department, most recently as Senior Vice President, Research and Early Clinical Development, since 2009. Dr. Mammen obtained his M.D. from Harvard Medical School/Massachusetts Institute of Technology, and his Ph.D. in Physical Organic Chemistry from Harvard University. Dr. Mammen obtained his Bachelor's Degree in Chemistry from Dalhousie University in Halifax, Nova Scotia. As announced on February 25, 2016 and disclosed in our Form 8-K filed on the same date, Dr. Mammen has resigned as the Company's Senior Vice President, Research and Development, effective on or around March 25, 2016.

 EXECUTIVE COMPENSATION

2015 Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer" and our next two most highly compensated executive officers (our "named executive officers") for our fiscal years ended December 31, 2015 and 2014, as applicable. For Messrs. Winningham and Pasqualone, unless indicated otherwise, the information provided in the table for periods prior to the Spin-Off in June 2014 reflects compensation from Theravance, Inc. (renamed Innoviva, Inc. in January 2016).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Rick E Winningham	2015	902,069	—	4,325,000	—	271,064	814	5,498,947
Chief Executive Officer	2014	738,724	627,526	6,597,645	6,934,728	—	500	14,899,123
Renee D. Gala(5)	2015	428,315	—	2,335,500	—	161,072	814	2,925,701
SVP and Chief Financial Officer, Treasurer
Frank Pasqualone	2015	490,240	—	2,249,000	—	184,359	719	2,924,318
SVP, Operations	2014	460,606	286,250	764,800	4,738,818	—	500	6,250,974

(1)
Includes amounts deferred pursuant to both our and Theravance, Inc.'s 401(k) plans, as applicable.

(2)
The amounts in these columns reflect the aggregate grant date fair value of share awards and option awards granted by us and, prior to the Spin-Off, Theravance, Inc., computed in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 11, 2016 for a discussion of all assumptions made by us and Theravance, Inc. in determining the grant date fair value of such awards.

(3)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our annual cash bonus plan, and which were paid in the first quarter of the following year.

(4)
Reflects a $500 matching contribution for the 401(k) plan and, for 2015, a payment to offset the cost of tax advisory services along with tax gross-ups provided in connection with such payment.

(5)
Ms. Gala was employed by us, but was not one of our named executive officers in 2014. Accordingly, compensation information is not provided for 2014.

Narrative Disclosure to Summary Compensation Table

Named Executive Officer Compensation

        The compensation paid to our named executive officers for the fiscal year ended December 31, 2015 consisted of the following components: base salary, annual cash incentive compensation, equity incentive compensation and post-termination protection.

        Base salary.    The base salaries of our named executive officers were originally determined in 2014 in connection with their transition to employment with us at or following the Spin-Off, and were consistent with their base salaries at Theravance, Inc. prior to the Spin-Off. In February 2015, our compensation committee approved merit increases for each of our named executive officers and set their base salaries as follows: Mr. Winningham: $903,545; Ms. Gala: $429,525; and Mr. Pasqualone: $491,625.

        Annual Cash Incentive Compensation.    Our named executive officers are eligible for annual cash incentives pursuant to our company-wide bonus program. Each officer's target bonus is expressed as a percentage of the officer's base salary. Our named executive officers' 2015 target bonuses were as follows: Mr. Winningham, 60%; Ms. Gala, 50%; and Mr. Pasqualone, 50%. The actual 2015 bonus amounts paid to our named executive officers are included in the "Non-Equity Incentive Plan

Compensation" column of the "Summary Compensation Table" and reflect an assessment of our performance against specific performance goals that were established at the beginning of the year.

        Equity Incentive Compensation.    We offer options and restricted share units ("RSUs") to our employees, including our named executive officers, as the long-term incentive component of our compensation program.

        In February 2015, our compensation committee granted annual replenishment equity awards in the form of RSUs to each of our named executive officers pursuant to our 2013 Equity Incentive Plan. These RSUs are described in the "Outstanding Equity Awards at 2015 Fiscal Year-End" table below and vest over four years, with 25% of the RSUs vesting on February 20, 2016 and the remaining amount vesting in equal quarterly installments over the following three years thereafter, provided that the named executive officer remains in continuous service through each such date.

        Post-Termination Protection.    Our named executive officers are eligible to participate in our change in control severance plan, as described below in "Change in Control Severance Plan." Additionally, the Theravance, Inc. equity awards held by our named executive officers, described in the "Outstanding Equity Awards at 2015 Fiscal Year-End" table below, include double trigger acceleration benefits in the event we are acquired and an officer is subject to an involuntary termination.

Employment Arrangements

        We have entered into employment offer letters with each of our named executive officers that set forth the officer's initial base salary, target bonus opportunity and provide that the officer's employment will be "at will" and may be terminated by either party at any time. With the exception of Mr. Winningham, none of our named executive officers is currently eligible for any severance benefits pursuant to their employment offer letters.

        Mr. Winningham's offer letter provides that if his employment is terminated by us without cause and he is not eligible for severance benefits under our Change in Control Severance Plan, he will receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause" means Mr. Winningham's (i) unauthorized use or disclosure of our confidential information or trade secrets, which use causes material harm to us, (ii) conviction of a felony under the laws of the U. S. or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from our board of directors.

        In addition, the offer letter we entered into with Mr. Winningham provides that in the event Theravance, Inc. is subject to a change in control while he is employed by us and an independent accounting firm determines that he would be subject to excise taxes under IRC Section 4999 in connection with such change in control, he will be eligible to receive a tax gross-up payment from us.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The following table sets forth information regarding each unexercised option to purchase our ordinary shares, each restricted share unit and each restricted ordinary share held by each of our named executive officers as of December 31, 2015. The restricted ordinary shares in the table below represent our ordinary shares that were received by our named executive officers in the Spin-Off in respect of their restricted shares of Theravance, Inc. (renamed Innoviva, Inc. (INVA) in January 2016) common stock and which are subject to the same terms and conditions, including vesting, as the Theravance, Inc. shares to which they relate.

        Unless otherwise indicated below, all of our equity awards were granted under our 2013 Equity Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled "Change in Control Severance Plan" below.

        The table below also includes information regarding all Theravance, Inc. stock options and restricted stock awards ("RSAs") held by each of our named executive officers as of December 31, 2015. In connection with the Spin-Off, all outstanding Theravance, Inc. options were adjusted using a formula designed to preserve the intrinsic value of the award prior to the Spin-Off. No adjustment was made to the number of Theravance, Inc. RSAs as the holders of Theravance, Inc. RSAs received ordinary shares in the Spin-Off. In addition, all outstanding Theravance, Inc. equity awards held by our employees were amended so that they remain outstanding and continue to vest based on service to either Theravance, Inc. or us following the Spin-Off and to provide that the equity awards will fully vest if the employee is subject to an involuntary termination in connection with or following our change of control.

		Option Awards						Stock Awards
Name	Security*	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)
(a)		(b)		(c)		(e)	(f)	(g)		(h)
Rick E Winningham	TBPH	36,667	(2)	43,333	(2)	23.51	6/02/2024	—		—
	TBPH	106,667	(3)	213,333	(3)	28.35	8/21/2024	—		—
	THRX	87,686	(4)	—		23.46	2/07/2016	—		—
	THRX	87,686	(5)	—		26.90	2/13/2017	—		—
	TBPH	—		—		—	—	39,685	(6)	650,437
	THRX	—		—		—	—	138,897	(6)	1,463,974
	TBPH	—		—		—	—	3,142	(7)	51,497
	THRX	—		—		—	—	11,000	(7)	115,940
	TBPH	—		—		—	—	393	(8)	3,212
	THRX	—		—		—	—	1,374	(8)	7,241
	TBPH	—		—		—	—	1,963	(9)	16,095
	THRX	—		—		—	—	6,874	(9)	36,226
	TBPH	—		—		—	—	250,000	(10)	4,097,500
Renee D. Gala	TBPH	38,958	(2)	46,042	(2)	23.51	6/02/2024	—		—
	TBPH	30,104	(11)	54,896	(11)	32.13	7/20/2024	—		—
	THRX	25,286	(12)	—		18.22	07/02/2016	—		—
	THRX	9,482	(5)	—		26.90	2/13/2017	—		—
	THRX	—		—		—	—	829	(13)	8,738
	THRX	—		—		—	—	2,370	(14)	24,980
	TBPH	—		—		—	—	2,142	(15)	35,107
	THRX	—		—		—	—	7,500	(15)	79,050
	TBPH	—		—		—	—	135,000	(10)	2,212,650
Frank Pasqualone	TBPH	45,833	(2)	54,167	(2)	23.51	6/02/2024	—		—
	THRX	86,922	(16)	102,725	(16)	30.25	1/22/2024	—		—
	TBPH	—		—		—	—	5,714	(17)	93,652
	THRX	—		—		—	—	20,000	(17)	210,800
	TBPH	—		—		—	—	130,000	(10)	2,130,700

*
Theravance, Inc. was renamed Innoviva, Inc. in January 2016 and its stock ticker changed from THRX to INVA.

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our ordinary shares or Theravance, Inc.'s common stock, as applicable, at the end of the respective company's 2015 fiscal year, which was $16.39 for us and $10.54 for Theravance, Inc. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of the respective company's shares.

(2)
Messrs. Winningham and Pasqualone and Ms. Gala were each granted options under our 2013 Equity Incentive Plan on June 3, 2014 in connection with their commencement of employment with us. Twenty-five percent of the shares subject to the option vested on February 20, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to the officer's continuous service through each vesting date.

(3)
Mr. Winningham was granted an option under our 2013 Equity Incentive Plan on August 22, 2014 in connection with commencing full-time employment with us. Twenty-five percent of the shares subject to the option vest on August 15, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to Mr. Winningham's continuous service through each vesting date.

(4)
Mr. Winningham was granted an option by Theravance, Inc. on February 8, 2006 under its 2004 Equity Incentive Plan. The option vested over a four-year period from the date of grant and became fully vested on February 8, 2010.

(5)
Mr. Winningham and Ms. Gala were granted options by Theravance, Inc. on February 14, 2007 under its 2004 Equity Incentive Plan. The options vested over a four-year period from the date of grant and became fully vested on February 14, 2011.

(6)
Mr. Winningham received performance-contingent RSAs from Theravance, Inc. under its 2004 Equity Incentive Plan on February 11, 2011. In connection with the Spin-Off, our compensation committee established new goals applicable to the number of shares in column (g), which, if achieved before December 31, 2016, would commence one-year of time based vesting for such shares. In February 2015, our compensation committee certified the achievement of the goals applicable to the shares and they vested on February 20, 2016 based on service to us.

(7)
Mr. Winningham received RSAs from Theravance, Inc. under its 2004 Equity Incentive Plan on February 11, 2011. Twenty percent of the RSAs vested on February 20, 2012, and the remaining 80% of the RSAs vest in equal quarterly installments over the following four years, subject to Mr. Winningham's continuous service through each vesting date.

(8)
Mr. Winningham received RSAs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 15, 2012. Twenty-five percent of the RSAs vested on February 20, 2013, and the remaining 75% of the RSAs vest in equal quarterly installments over the following three years, subject to Mr. Winningham's continuous service through each vesting date. Includes 687 Theravance, Inc. RSAs (and 197 of our ordinary shares related thereto) that were subject to achievement of a performance goal by December 31, 2013 that has already been achieved.

(9)
Mr. Winningham received RSAs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 7, 2013. Twenty-five percent of the RSAs vested on February 20, 2014, and the remaining 75% of the RSAs vest in equal quarterly installments over the following three years, subject to Mr. Winningham's continuous service through each vesting date. Includes 3,437 Theravance, Inc. RSAs (and 982 of our ordinary shares related thereto) that were subject to achievement of a performance goal by December 31, 2014 that has already been achieved.

(10)
Messrs. Winningham and Pasqualone and Ms. Gala were each granted an annual replenishment equity award grant of RSUs under our 2013 Equity Incentive Plan on February 5, 2015. Twenty-five percent of the RSUs vested on February 20, 2016 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date.

(11)
Ms. Gala was granted an option under our 2013 Equity Incentive Plan on July 21, 2014 in connection with her promotion to Senior Vice President and Chief Financial Officer. Twenty-five percent of the shares subject to the option vested on July 21, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to Ms. Gala's continuous service through each vesting date.

(12)
Ms. Gala was granted an option by Theravance, Inc. on July 3, 2006 under its 2004 Equity Incentive Plan. The option vested over a four-year period from the date of grant and became fully vested on July 3, 2010.

(13)
Ms. Gala received RSUs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 15, 2012. Twenty-five percent of the RSUs vested on February 20, 2013 and the remaining 75% vest in equal quarterly installments over the following three years, provided that Ms. Gala remains in continuous service through each vesting date.

(14)
Ms. Gala received RSUs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 1, 2013. Twenty-five percent of the RSUs vested on February 20, 2014 and the remaining 75% vest in equal quarterly installments over the following three years, provided that Ms. Gala remains in continuous service through each vesting date.

(15)
Ms. Gala received RSAs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 7, 2013. Twenty-five percent of the RSAs vested on February 20, 2014, and the remaining 75% of the RSAs vest in equal quarterly installments over the following three years, subject to Ms. Gala's continuous service through each vesting date.

(16)
Mr. Pasqualone was granted an option by Theravance, Inc. under its 2012 Equity Incentive Plan on January 23, 2014 in connection with commencing employment with Theravance, Inc. Twenty-five percent of the shares subject to the option vested on February 3, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to Mr. Pasqualone's continuous service through each vesting date.

(17)
Mr. Pasqualone was granted RSAs by Theravance, Inc. under its 2012 Equity Incentive Plan on January 23, 2014 in connection with commencing employment with Theravance, Inc. Twenty-five percent of the RSAs will vest on February 20th of each of 2016, 2017, 2018 and 2019, subject to Mr. Pasqualone's continuous service through each vesting date.

Change in Control Severance Plan

        Each of our named executive officers is eligible to participate in our change in control severance plan, which provides for the following benefits if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after our change in control, provided the officer signs a release of claims:

  •
  In the case of our Vice Presidents, a lump sum payment equal to 100% of the officer's annual base salary and target bonus.

  •
  In the case of our Senior Vice Presidents and Executive Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of twelve months (in the case of our Vice Presidents) or 18 months (in the case of our Senior Vice Presidents, Executive Vice Presidents and our Chief Executive Officer) or the expiration of the officer's continuation coverage under COBRA.

  •
  Full vesting of any unvested options or other equity awards held by the officer.

  •
  In the case of named executive officers who were eligible to participate in the Theravance, Inc. Amended and Restated Change in Control Severance Plan (i.e., such named executive officer was an officer of Theravance, Inc. as of December 16, 2009), a tax gross-up payment in the event an independent accounting firm selected by us determines that the named executive officer would be subject to excise taxes under IRC Section 4999 as a result of payments under the change in control severance plan or otherwise.

        A "change in control" for purposes of our change in control severance plan includes:

  •
  The consummation of a merger or consolidation if persons who were not our shareholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors either were directors on the date twelve months prior to the change in control (the "Original Directors") or were appointed or nominated for election to the board of directors by a majority of the Original Directors or directors whose appointment or nomination was approved by at least 50% of the Original Directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change our country or state of incorporation, as applicable, or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction. In addition, a transaction shall not constitute a change in control unless it also constitutes a "change in control event" under Treasury Regulation 1.409A-3(a)(5).

        An "involuntary termination" for purposes of our change in control severance plan means a termination of an officer's employment for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by us. In order to qualify as an involuntary termination, the officer must give written notice to us within 90 days after the initial existence of one of the conditions described above and such condition must not have been cured within 30 days thereafter.

        "Misconduct" for purposes of our change in control severance plan means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of confidential information or trade secrets or (3) other material intentional misconduct adversely affecting our business or affairs.

Retirement Benefits

        Our U.S. employees, including our named executive officers, are eligible to participate in a 401(k) tax-deferred savings plan that permits contributions by salary deduction pursuant to IRC Section 401(k).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 7, 2016 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors, Forms 4 and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 38,431,643 shares of Common Stock outstanding as of March 7, 2016. Options to purchase shares of our ordinary shares that are exercisable within 60 days of March 7, 2016 and RSUs subject to release within 60 days of March 7, 2016 are deemed to be beneficially owned by the persons holding these options and RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares(2)
5% Shareholders
GlaxoSmithKline plc(3)	8,343,792	21.7%
980 Great West Road Brentford, Middlesex TW8 9GS, United Kingdom
The Baupost Group, L.L.C.(4)	6,420,028	16.7%
10 St. James Ave, Suite 1700 Boston, MA 02116
Woodford Investment Management LLP(5)	5,061,637	13.2%
9400 Garsington Road Oxford, OX4 2HN United Kingdom
Blackrock, Inc.(6)	2,411,375	6.3%
55 East 52nd Street New York, NY 10055

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares(2)
Named Executive Officers and Directors
Rick E Winningham(7)	591,222	1.5%
Frank Pasqualone(8)	83,845	*
Renee Gala(9)	130,105	*
Eran Broshy(10)	25,667	*
Henrietta H. Fore(11)	25,667	*
Robert V. Gunderson, Jr.(12)	53,573	*
Burton G. Malkiel, Ph.D.(13)	40,238	*
Dean Mitchell(14)	25,667	*
Susan M. Molineaux, Ph.D.(15)	12,000	*
Donal O'Connor(16)	6,000	*
Peter S. Ringrose, Ph.D.(17)	29,095	*
George M. Whitesides, Ph.D.(18)	240,721	*
William D. Young(19)	42,791	*
All executive officers and directors as a group (20 persons)(20)	1,854,998	4.7%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes shares of our ordinary shares that may be issued upon the exercise of options that are exercisable within 60 days of March 7, 2016 and RSUs subject to release within 60 days of March 7, 2016. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to stock options exercisable within 60 days of March 7, 2016 and RSUs subject to release within 60 days of March 7, 2016 are deemed to be outstanding for the purpose of computing "Percent of Class" held by the holder of the class but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other shareholder.

(3)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2016 by GlaxoSmithKline plc. Shares are held of record by Glaxo Group Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc, an English public limited company. GlaxoSmithKline plc holds shared voting and shared dispositive power of 8,343,792 shares.

(4)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2016 jointly by The Baupost Group, L.L.C. ("Baupost"), SAK Corporation and Seth A. Klarman. Baupost, SAK Corporation and Mr. Klarman each hold shared voting and shared dispositive power of 6,420,028 shares. Baupost Group is a registered investment adviser and acts as an investment adviser and general partner to various private investment limited partnerships. SAK Corporation, as the Manager of Baupost, and Mr. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Securities Exchange Act of 1934, as amended, of the securities beneficially owned by Baupost. Securities reported as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships.

(5)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 19, 2016 by Woodford Investment Management LLP ("WIM") and Neil Woodford, Head of Investments for WIM and the Amendment No. 1 to Schedule 13G filed with the SEC on February 19, 2016 by CF Woodford Equity Income Fund, 40 Dukes Place, London, EC3A 7NH, United Kingdom (the

  "Woodford Fund"). The Woodford Fund holds shared voting and dispositive power of 4,744,076 shares. WIM is the Manager of the Woodford Fund, and has investment discretion over securities held by the Woodford Fund. WIM and Mr. Woodford may be deemed to be the beneficial owner of the ordinary shares of Theravance Biopharma beneficially owned by the Woodford Fund. The Woodford Fund may also be deemed to be beneficial owners of such ordinary shares of Theravance Biopharma because the Management Agreement between the Woodford Fund and WIM may be terminated at any time upon 60 days' or less notice. WIM and Mr. Woodford each hold shared voting power of 4,824,146 shares and shared dispositive power of 5,061,637 shares. WIM is an investment manager, authorized and regulated by the Financial Conduct Authority, in the business of investment management. Mr. Woodford, as a controlling person of WIM, may be deemed to have beneficial ownership under Section 13 of the Securities Exchange Act, of the securities beneficially owned by WIM. Securities beneficially owned by WIM were purchased on behalf of its clients. Mr. Woodford expressly disclaims beneficial ownership of the ordinary shares beneficially owned by WIM, except to the extent of any pecuniary interest therein.

(6)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on January 27, 2016 by BlackRock, Inc. ("Blackrock"). Blackrock has sole voting power over 2,351,075 ordinary shares and sole dispositive power over 2,411,375 ordinary shares. The subsidiaries included in the report were as follows: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC.

(7)
Includes: (i) 176,666 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 1,569 of our ordinary shares distributed in the Spin-Off on Theravance, Inc. restricted shares that remain subject to vesting.

(8)
Includes: (i) 54,167 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 4,285 of our ordinary shares distributed in the Spin-Off on Theravance, Inc. restricted shares that remain subject to vesting.

(9)
Includes: (i) 83,230 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 1,713 of our ordinary shares distributed in the Spin-Off on Theravance, Inc. restricted shares that remain subject to vesting.

(10)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(11)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(12)
Includes 10,847 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"). Mr. Gunderson disclaims beneficial ownership of the shares held by Gunderson Dettmer except to the extent of his pecuniary interest therein. Also, includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(13)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(14)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(15)
Includes: (i) 6,000 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(16)
Includes: (i) 3,000 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 3,000 RSUs subject to release within 60 days of March 7, 2016.

(17)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(18)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(19)
Includes: (i) 19,667 shares subject to options exercisable within 60 days of March 7, 2016 and (ii) 6,000 RSUs subject to release within 60 days of March 7, 2016.

(20)
Includes an aggregate of (i) 721,519 shares subject to options exercisable within 60 days of March 7, 2016; (ii) 20,955 of our ordinary shares distributed in the Spin-Off of Theravance, Inc. restricted shares that remain subject to vesting; and (iii) 57,000 RSUs subject to release within 60 days of March 7, 2016.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2015 with respect to our ordinary shares that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	4,815,655	(1)	$25.55	(3)	3,076,604	(4)(5)
Equity compensation plans not approved by shareholders	483,550	(2)	$13.70	(3)	266,450

Total	5,299,205		$23.07		3,343,054

(1)
Includes 1,827,614 shares issuable upon exercise of outstanding options and 2,988,041 shares issuable upon vesting of outstanding restricted stock units.

(2)
Includes 483,550 shares issuable upon exercise of outstanding options and no outstanding restricted stock units.

(3)
Does not take into account outstanding restricted stock units as these awards have no exercise price.

(4)
Includes 929,143 shares of common stock available under our Employee Share Purchase Plan.

(5)
On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2023, the number of authorized ordinary shares under our 2013 Equity Incentive Plan ("2013 Plan") automatically increases by a number of ordinary shares equal to the least of (i) 5% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 3,428,571 ordinary shares or (iii) a number of ordinary shares determined by our board of directors. On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2033, the number of authorized ordinary shares under our Employee Share Purchase Plan automatically increases by a number of ordinary shares equal to the least of (i) 1% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 571,428 ordinary shares or (iii) a number of ordinary shares determined by our board of directors.

        The Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan ("2014 Plan") is a non-shareholder approved plan, which was adopted by our board of directors on October 22, 2014 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory share options, share appreciation rights, restricted shares and share units may be granted under the 2014 Plan to new employees of Theravance Biopharma. Our board of directors authorized 750,000 of our ordinary shares for issuance under the 2014 Plan. All option grants made pursuant to the plan must have an exercise price per share of no less than 100% of the fair market value per ordinary share on the grant date. Each option or other equity incentive award granted pursuant to the plan will vest in installments over the holder's period of service with us. Additional features of the 2014 Plan are outlined in Note 7 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 11, 2016.

        As of March 7, 2016, there were approximately 3,283,689 ordinary shares reserved for issuance under the 2013 Plan, 5,097,953 ordinary shares subject to outstanding options, SARs, restricted share awards and share units granted under that plan, 166,425 ordinary shares reserved for issuance under our 2014 Plan, and 583,575 ordinary shares subject to outstanding options, SARs, restricted share awards and share units granted under that plan. The share reserves of our 2013 Plan and 2014 Plan are adjusted from time to time to account for the cancellation of outstanding awards or the forfeiture of shares thereunder. In addition, our 2013 Plan has an automatic increase provision, as more fully described above. Unless sooner terminated, the 2013 Plan will terminate on October 22, 2023, and the 2014 Plan will terminate on October 22, 2024. The closing price of one of our ordinary shares on March 7, 2016 was $18.15.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeds or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers and certain other employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other employees against any and all expenses incurred by that director, executive officer, or other employee because of his or her status as one of our directors, executive officers, or other employees, to the fullest extent permitted by applicable law and our Amended and Restated Memorandum and Articles of Association. In addition, the indemnification agreements provide that, to the fullest extent permitted by the applicable laws, we will advance all expenses incurred by our directors, executive officers and other employees in connection with a legal proceeding.

Legal Services

        We have engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), of which Mr. Gunderson, one of our directors, is a founding partner, as our primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2015, we incurred fees and reimbursable expenses in the ordinary course of business of approximately $1.12 million to Gunderson Dettmer. Mr. Gunderson's interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.

Purchase of Ordinary Shares by Glaxo Group Limited

        Glaxo Group Limited ("GSK") is deemed to be a related person to us by virtue of GlaxoSmithKline plc, an affiliate of GSK, holding more than 5% of our outstanding capital stock. See "Securities Ownership of Certain Beneficial Owners and Management" above. On October 9, 2015, GSK purchased from us 44,574 of our ordinary shares for an aggregate purchase price of approximately $607,500 pursuant to a Share Purchase Agreement between GSK and us dated October 7, 2015 and a letter agreement between GSK and us dated September 11, 2015. The Share Purchase Agreement and letter agreement were entered into pursuant to Section 2.1(d)(ii) of the Governance Agreement between GSK and us dated March 3, 2014 (the "Governance Agreement"), which affords GSK, on a quarterly basis, the opportunity to purchase from us ordinary shares sufficient to maintain GSK's Percentage Interest (as defined in the Governance Agreement) at the same level as prior to any exercise of share options and vesting of restricted shares that occurred during the prior quarter.

Review, Approval or Ratification of Transactions with Related Persons

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our audit committee or the independent members of our board of directors. Our board of directors has adopted written policies and procedures with respect to related person transactions and our audit committee has the principal responsibility for reviewing related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act, requires that our executive officers and directors and persons who own more than 10% of our ordinary shares, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2015, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were due.

 AUDIT COMMITTEE REPORT

        The information contained in the following report of Theravance Biopharma's audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Theravance Biopharma specifically incorporates it by reference.

Role of the Audit Committee

        The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Theravance Biopharma's audit committee charter, published on the corporate governance section of Theravance Biopharma's website at www.theravance.com.

        The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2015

        The audit committee has reviewed and discussed with Theravance Biopharma's management and Ernst & Young LLP the audited consolidated financial statements of Theravance Biopharma for the year ended December 31, 2015. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

        The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Theravance Biopharma's annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Submitted by the audit committee

Burton G. Malkiel, Ph.D., Chairman
Eran Broshy
Dean J. Mitchell
Donal O'Connor

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Theravance Biopharma may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS March 25, 2016

Appendix A

THERAVANCE BIOPHARMA, INC.
PERFORMANCE INCENTIVE PLAN

PURPOSE

        The purpose of the Theravance Biopharma, Inc. Performance Incentive Plan (the "Plan") is to motivate and reward eligible employees of Theravance Biopharma, Inc., a Cayman Islands exempted limited liability company (the "Company") and its affiliates for their service by providing incentive compensation in the form of cash bonuses and equity compensation. It is the intent that the incentives provided for in the Plan to certain executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). The Plan is divided into two articles, Article I, which addresses the cash component of the Plan (the "Cash Plan") and Article II, which addresses the equity component of the Plan (the "Equity Plan").

        The Plan shall be governed by, and construed in accordance with, the laws of the Cayman Islands (except its choice-of-law provisions).

        The Plan is effective March 24, 2016, subject to approval by the Company's shareholders at the 2016 Annual General Meeting of Shareholders.

ARTICLE I. CASH PLAN

        1.1    Administration.

          (a)    General.    The Cash Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

          (b)    Section 162(m).    To the extent a Performance Cash Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Cash Plan will be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (c)    Powers of Administrator.    Subject to the terms of the Cash Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (i) select the Employees who are to receive Performance Cash Awards under the Cash Plan, (ii) determine the amount, performance goal(s), the length of the performance period and other features and conditions of such awards, (iii) determine whether and to what extent any performance goals have been attained, (iv) interpret the Cash Plan and awards granted thereunder, (v) make, amend and rescind rules relating to the Cash Plan and awards granted thereunder, and (vi) make all other decisions relating to the operation of the Cash Plan and awards granted thereunder.

          (d)    Effect of Administrator's Decisions.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Employees and any other holders of Performance Cash Awards.

        1.2    Eligibility.    Performance Cash Awards may be granted to Employees (each Employee selected to receive an award under the Plan, a "Participant"). Unless otherwise determined by the Administrator, to receive payment of a Performance Cash Award, a Participant must remain an Employee on the date the Performance Cash Award is paid.

        1.3    Performance Cash Awards.

          (a)    General.    A Performance Cash Award is a cash award that may be granted upon the attainment of one or more performance goals for a specified performance period. The Committee shall determine the goals applicable to each Performance Cash Award based on one or more of the criteria set forth in Appendix A or, to the extent a Performance Cash Award is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such other criteria selected by the Administrator. With respect to any Performance Cash Award that is intended to qualify as such "performance-based compensation," the Administrator shall designate the performance goal(s) applicable to, and the formula for calculating the amount payable under, the Performance Cash Award within 90 days following commencement of the applicable performance period (or such earlier time as may be required under Section 162(m) of the Code) and in any event at a time when achievement of the applicable performance goal(s) remains substantially uncertain.

          (b)    Documentation.    Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Cash Plan. The terms of various Performance Cash Awards need not be identical. The Administrator may determine, at the time of granting a Performance Cash Award or thereafter, that all or part of such Performance Cash Award shall become earned and payable in the event that the Company is subject to a change in control before the Participant's service terminates, in the event of a Participant's death or disability, or as otherwise determined by the Administrator in special circumstances.

          (c)    Payment.    Prior to the payment of any Performance Cash Award that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Administrator shall certify in writing whether and the extent to which the performance goals applicable to such award were achieved. Notwithstanding any other provision of the Cash Plan (except in the case of a change in control), the Administrator shall have the discretion to adjust downwards, but not upwards, the amount payable pursuant to any such award, and the Administrator may not waive achievement of the applicable performance goal(s) except in the case of the death or disability of a Participant or as otherwise determined by the Administrator in special circumstances. In the case of Performance Cash Awards that are not intended to qualify as such "performance-based compensation," the Administrator shall have the discretion to adjust upwards or downwards the amount payable pursuant to such awards.

          (d)    Limit on Awards.    The maximum amount that may be paid to any Participant for each fiscal year of the Company in a performance period attributable to Performance Cash Awards that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code shall not exceed $4,000,000.

        1.4    Limitation on Rights.

          (a)    No Retention Rights.    Neither the Cash Plan nor any Performance Cash Award granted thereunder shall be deemed to give any individual a right to remain employed by the Company or its Parents, Subsidiaries and Affiliates. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause, subject to applicable laws, the Company's articles of association and by-laws and a written employment agreement (if any).

          (b)    Non-Transferability of Awards.    Unless otherwise determined by the Administrator, Performance Cash Awards may not be transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by a will or the laws of descent and distribution. Notwithstanding the foregoing, if the Administrator permits beneficiary designations, any

  Performance Cash Award payable after a Participant's death shall be paid to the Participant's beneficiary or beneficiaries. If no beneficiary was designated, then any amount payable under a Performance Cash Award shall be payable to the Participant's estate.

          (c)    Recoupment of Awards.    All Performance Cash Awards granted under the Cash Plan and all amounts paid under the Cash Plan shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Company or as otherwise required by applicable law.

          (d)    No Funding.    Performance Cash Awards will be paid solely from the general assets of the Company or the Parent, Subsidiary or Affiliate employing a Participant, and Participants will have the status of general unsecured creditors of the Company.

        1.5    Taxes.

          (a)    Withholding.    All Performance Cash Awards are subject to reduction to reflect all applicable withholding taxes and other deductions required by law

          (b)    Section 409A and 457A Matters.    Except as otherwise set forth in an Award Agreement, it is intended that Performance Cash Awards granted under the Cash Plan either be exempt from, or comply with, the requirements of Section 409A of the Code. To the extent a Performance Cash Award is subject to Section 409A of the Code, the terms of the Cash Plan, the award and any written agreement governing the award shall be interpreted to comply with the requirements of Section 409A of the Code so that the award is not subject to additional tax or interest under Section 409A, unless the Administrator expressly provides otherwise. A Performance Cash Award that is subject to Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Section 409A of the Code. In this regard, if any amount under a Performance Cash Award that is subject to Section 409A of the Code is payable upon a "separation from service" to an individual who is considered a "specified employee" (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant's separation from service or (ii) the Participant's death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1) of the Code. Except as otherwise set forth in an Award Agreement, it is intended that Performance Cash Awards granted under the Cash Plan be exempt from Section 457A of the Code.

        1.6    Future of the Cash Plan.

          (a)    Term of the Cash Plan.    The Cash Plan shall remain in effect until the earlier of (i) the date the Cash Plan is terminated under Article 1.6(b) or (ii) the first Annual General Meeting of Shareholders of the Company that occurs in 2021.

          (b)    Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Cash Plan. No Performance Cash Awards shall be granted under the Cash Plan after the termination thereof. The termination of the Cash Plan, or any amendment thereof, shall not affect any Performance Cash Award previously granted under the Cash Plan without such holder's consent.

          (c)    Shareholder Approval.    An amendment of the Cash Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules.

        1.7    Definitions.    The following definitions shall apply in this Article I.

          (a)   "Administrator" means the Board or any Committee administering the Cash Plan in accordance with Article 1.1.

          (b)   "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

          (c)   "Board" means the Company's Board of Directors, as constituted from time to time.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Cash Plan.

          (f)    "Employee" means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

          (g)   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Cash Plan shall be considered a Parent commencing as of such date.

          (h)   "Performance Cash Award" means an award of cash granted under Article 1.3.

          (i)    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Cash Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE II. EQUITY PLAN

        The Equity Plan provides for the following Awards: (i) Options (which may constitute ISOs or NSOs), (ii) SARs, (iii) Restricted Shares, and (iv) Share Units.

        2.1    Administration.

          (a)    General.    The Equity Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

          (b)    Section 162(m).    To the extent an Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Equity Plan will be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (c)    Section 16.    To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more "non-employee directors" within the meaning of Exchange Act Rule 16b-3.

          (d)    Powers of Administrator.    Subject to the terms of the Equity Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (i) select the Employees who are to receive Awards under the Equity Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such

  Awards, (iii) determine whether and to what extent any performance goals have been attained, (iv) interpret the Equity Plan and Awards granted thereunder, (v) make, amend and rescind rules relating to the Equity Plan and Awards granted thereunder, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (vi) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Ordinary Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (vii) make all other decisions relating to the operation of the Equity Plan and Awards granted thereunder.

          (e)    Effect of Administrator's Decisions.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Employees and any other holders of Awards.

        2.2    Shares Available for Grants.

          (a)    Source of Shares.    Ordinary Shares underlying Awards will be issued from the Company's 2013 Equity Incentive Plan (the "2013 Plan").

          (b)    Lapsed Awards.    If Restricted Shares or Ordinary Shares issued upon the exercise of Options are forfeited (or surrendered as a matter of Cayman Islands law) or repurchased, then such Ordinary Shares shall again become available for issuance under the 2013 Plan. If Share Units, Options or SARs are forfeited (or surrendered as a matter of Cayman Islands law), settled in cash (in whole or in part) or terminate for any other reason before being exercised or settled in full, then the corresponding Ordinary Shares shall again become available for issuance under the 2013 Plan. If SARs are exercised, then only the number of Ordinary Shares (if any) actually issued to the Participant in settlement of such SARs shall reduce the number available under Article 3.1 of the 2013 Plan and the balance shall again become available for issuance under the 2013 Plan. Ordinary Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall thereafter be available for issuance under the 2013 Plan. To the extent that an Award is settled in cash rather than Ordinary Shares, the cash settlement shall not reduce the number of Ordinary Shares available for issuance under the 2013 Plan.

        2.3    Limitations on Awards.    Subject to adjustment in accordance with Article 2.11:

          (a)   The aggregate number of Ordinary Shares subject to Options and SARs that may be granted under the Equity Plan during any fiscal year to any one Participant shall not exceed 1,000,000, except that the Company may grant to a new Employee in the fiscal year in which his or her service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 1,000,000 Ordinary Shares.

          (b)   The aggregate number of Ordinary Shares subject to Awards of Restricted Shares and Share Units that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code that may be granted under the Equity Plan during any fiscal year to any one Participant shall not exceed 1,000,000, except that the Company may grant to a new Employee in the fiscal year in which his or her service as an Employee first commences Awards of Restricted Shares and Share Units that are intended to qualify as performance-based compensation that cover (in the aggregate) up to an additional 1,000,000 Ordinary Shares.

          (c)   No more than 36,285,710 Ordinary Shares may be issued upon the exercise of ISOs granted under the Equity Plan.

        2.4    Eligibility.

          (a)    ISOs.    Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

          (b)    Other Grants.    Awards other than ISOs may only be granted to Employees.

        2.5    Options.

          (a)    Option Agreement.    Each grant of an Option under the Equity Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Agreements entered into under the Equity Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

          (b)    Number of Shares.    Each Option Agreement shall specify the number of Ordinary Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 2.11.

          (c)    Exercise Price.    Each Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant nor shall the Exercise Price be less than the par value of an Ordinary Share.

          (d)    Exercisability and Term.    Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. Such date or event may be determined by the satisfaction of performance conditions established by the Administrator. An Option Agreement may provide for the automatic exercise of the Option. The Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. An Option Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee's death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

          (e)    Modification or Assumption of Options.    Within the limitations of the Equity Plan, the Administrator may modify, extend, or assume outstanding options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option. Notwithstanding anything in the Equity Plan to the contrary, and except for the adjustments provided in Articles 2.10 and 2.11, neither the Administrator nor any other person may (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel or allow an optionee to surrender an outstanding Option to the Corporation in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Company's Ordinary Shares are traded)

          (f)    Buyout Provisions.    Except to the extent prohibited by Article 2.5(e), the Administrator may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish. In no event will such payment be greater than the difference between (i) the Fair Market Value of the Ordinary Shares subject to such Option as of the date of such event over (ii) their Exercise Price.

        2.6    Payment for Option Shares.

          (a)    General Rule.    The entire Exercise Price of Ordinary Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time such Ordinary Shares are purchased, except that the Administrator at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 2.6. However, if the Optionee is an executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.

          (b)    Surrender of Shares.    With the Administrator's consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Ordinary Shares that are already owned by the Optionee. As a matter of Cayman Islands law, such surrender shall take effect as a repurchase of such Ordinary Shares that are already owned by the Optionee in consideration for the issue by the Company to the Optionee of the Ordinary Shares to be issued upon exercise of the Options. Such Ordinary Shares shall be valued at their Fair Market Value on the date the new Ordinary Shares are purchased.

          (c)    Exercise/Sale.    With the Administrator's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Ordinary Shares being purchased and to deliver all or part of the sales proceeds to the Company.

          (d)    Exercise/Pledge.    With the Administrator's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Ordinary Shares being purchased to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

          (e)    Net Exercise.    With the Administrator's consent, all or any part of the Exercise Price and any withholding taxes may be paid through a net exercise procedure.

          (f)    Promissory Note.    To the extent permitted by Section 13(k) of the Exchange Act, with the Administrator's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

          (g)    Other Forms of Payment.    With the Administrator's consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

        2.7    Share Appreciation Rights.

          (a)    SAR Agreement.    Each grant of a SAR under the Equity Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The provisions of the various SAR Agreements entered into under the Equity Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

          (b)    Number of Shares.    Each SAR Agreement shall specify the number of Ordinary Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 2.11.

          (c)    Exercise Price.    Each SAR Agreement shall specify the Exercise Price which shall not be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant nor shall the Exercise Price be less than the par value of an Ordinary Share. A SAR Agreement may specify an

  Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

          (d)    Exercisability and Term.    Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee's death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Equity Plan may provide that it will be exercisable only in the event of a Change in Control.

          (e)    Exercise of SARs.    Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Ordinary Shares, (ii) cash or (iii) a combination of Ordinary Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Ordinary Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Ordinary Shares subject to the SARs exceeds the Exercise Price. If, on the date a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

          (f)    Modification or Assumption of SARs.    Within the limitations of the Equity Plan, the Administrator may modify, extend or assume outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR. Notwithstanding anything in the Equity Plan to the contrary, and except for the adjustments provided in Articles 2.10 and 2.11, neither the Administrator nor any other person may (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Corporation in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding SAR or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Company's Ordinary Shares are traded).

          (g)    Buyout Provisions.    Except to the extent prohibited by Article 2.7(f), the Administrator may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (ii) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish. In no event will such payment be greater than the difference between (i) the Fair Market Value of the Ordinary Shares to which such SAR pertains as of the date of such event over (ii) their Exercise Price.

        2.8    Restricted Shares.

          (a)    Restricted Share Agreement.    Each grant of Restricted Shares under the Equity Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The provisions of the various Restricted Share Agreements entered into under the Equity Plan need not be identical.

          (b)    Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Equity Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services, future services and such other methods of payment as are permitted by applicable laws, regulations and rules. If the Participant is an executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by Section 13(k) of the Exchange Act.

          (c)    Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. Such conditions, at the discretion of the Administrator, may include one or more performance goals. Such performance goal(s) shall be based on one or more of the criteria set forth in Appendix A or, to the extent an Award is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such other criteria selected by the Administrator. A Restricted Share Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant's death or disability or other events.

          (d)    Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Equity Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Cash dividends with respect to any Restricted Shares and any other property (other than cash) distributed as a dividend or otherwise with respect to Restricted Shares that vest based on the achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

        2.9    Share Units.

          (a)    Share Unit Agreement.    Each grant of Share Units under the Equity Plan shall be evidenced by a Share Unit Agreement between the recipient and the Company. Such Share Units shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The provisions of the various Share Unit Agreements entered into under the Equity Plan need not be identical. Share Units may be granted in consideration of a reduction in the recipient's other compensation.

          (b)    Payment for Awards.    To the extent that an Award is granted in the form of Share Units, no cash consideration shall be required of the Award recipients.

          (c)    Vesting Conditions.    Each Award of Share Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Share Unit Agreement. Such conditions, at the discretion of the Administrator, may include one or more performance goals. Such goal(s) shall be based on one or more of the criteria set forth in Appendix A or, to the extent an Award is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such other criteria selected by the Administrator. A Share Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant's death or disability or other events.

          (d)    Voting and Dividend Rights.    The holders of Share Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Equity Plan may, at the Administrator's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Ordinary Share while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Ordinary Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Share Units to which they attach. Notwithstanding the foregoing, dividend equivalents with respect to any Share Units that vest based on the achievement of performance goals shall be subject to the same conditions and restrictions as the Share Units to which they attach.

          (e)    Form and Time of Settlement of Share Units.    Settlement of vested Share Units may be made in the form of (i) cash, (ii) Ordinary Shares or (iii) any combination of both, as determined by the Administrator. The actual number of Share Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Share Units into cash may include (without limitation) a method based on the average Fair Market Value of Ordinary Shares over a series of trading days. Vested Share Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Share Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 2.11.

          (f)    Death of Recipient.    Any Share Units that become payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of Share Units under the Equity Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Share Units that become payable after the recipient's death shall be distributed to the recipient's estate.

          (g)    Modification or Assumption of Share Units.    Within the limitations of the Equity Plan, the Administrator may modify or assume outstanding share units or may accept the cancellation of outstanding share units (whether granted by the Company or by another issuer) in return for the grant of new share units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Share Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Share Unit.

          (h)    Creditors' Rights.    A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Share Unit Agreement.

        2.10    Change in Control.

          (a)    Effect of Change in Control.    Unless the Administrator provides otherwise in an Option Agreement, SAR Agreement, Restricted Share Agreement or Share Unit Agreement, in the event of any Change in Control, each outstanding Share Award shall automatically accelerate so that each such Share Award shall, immediately prior to the effective date of the Change in Control, become fully vested and exercisable for all of the Ordinary Shares at the time subject to such Share Award and may be exercised for any or all of those fully-vested Ordinary Shares. However, an outstanding Share Award shall not so accelerate if and to the extent such Share Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable award from the successor corporation (or parent thereof). The determination of award comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive.

          (b)    Acceleration.    The Administrator shall have the discretion, exercisable either at the time the Share Award is granted or at any time while the Share Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Share Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant's service preceding or following a Change in Control.

        2.11    Protection Against Dilution.

          (a)    Adjustments.    In the event of a subdivision of the outstanding Ordinary Shares, a declaration of a dividend payable in Ordinary Shares or a combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise) into a lesser number of Ordinary Shares, corresponding adjustments shall automatically be made in each of the following:

              (i)  The number and kind of shares subject to the numerical share limitations in Article 2.3;

             (ii)  The number and kind of shares covered by each outstanding Option, SAR and Share Unit; and

            (iii)  The Exercise Price under each outstanding Option and SAR, and the repurchase price, if any, applicable to outstanding Restricted Shares.

  In the event of a declaration of an extraordinary dividend payable in a form other than Ordinary Shares in an amount that has a material effect on the price of Ordinary Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to a Share Award under this Article 2.11(a) shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 2.11, a Participant shall have no rights by reason of any issue by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class.

          (b)    Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

          (c)    Reorganizations.    In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 2.15(f)(iii)), all outstanding Share Awards shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Share Awards (or portions thereof) in an identical manner. The treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Share Award:

              (i)  The continuation of such outstanding Share Award by the Company (if the Company is the surviving entity).

             (ii)  The assumption of such outstanding Share Award by the surviving entity or its parent (with respect to Options and SARs, in a manner that complies with applicable tax requirements).

            (iii)  The substitution by the surviving entity or its parent of an equivalent award for such outstanding Share Award (with respect to Options and SARs, in a manner that complies with applicable tax requirements), including (but not limited to) an award to acquire the same consideration paid to the holders of Ordinary Shares in the transaction.

            (iv)  Full exercisability of such outstanding Share Award and full vesting of the Ordinary Shares subject to such Share Award, followed by the cancellation of such Share Award. The full exercisability of such Share Award and full vesting of the Ordinary Shares subject to such Share Award may be contingent on the closing of the transaction. The Participant shall be able to exercise such Share Award during a period of not less than five full business days preceding the closing date of such transaction, unless (a) a shorter period is required to permit a timely closing of such transaction and (b) such shorter period still offers the Participant a reasonable opportunity to exercise such Share Award. Any exercise of such Share Award during such period may be contingent on the closing of such transaction.

             (v)  The cancellation of such outstanding Share Award and a payment to the Participant with respect to each Ordinary Share subject to the Share Award as of the transaction date equal to the excess of (a) the value, as determined by the Administrator in its discretion, of the property (including cash) received by the holder of an Ordinary Share as a result of the transaction over (b) if applicable, the per-share Exercise Price of the Share Award (such excess, the "Spread"). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a value equal to the Spread. Such payment may be subject to vesting based on the Participant's continuing service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Share Award would have become exercisable or such Ordinary Shares would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of the Company's Ordinary Shares. If the Spread applicable to a Share Award is zero or a negative number, then such Share Award may be cancelled without making a payment to the Participant. In the event that a Share Unit is subject to Code Section 409A, the payment described in this Paragraph (v) shall be made on the settlement date specified in the applicable Share Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4).

            (vi)  The assignment of any reacquisition or repurchase rights held by the Company in respect of an award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Any action taken under this Article 2.11(c) shall either preserve a Share Award's status as exempt from Code Section 409A and/or 457A (as applicable) or comply with Code Section 409A and/or 457A (as applicable).

        2.12    Limitations on Rights.

          (a)    No Retention Rights.    Neither the Equity Plan nor any Award granted hereunder shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause, subject to applicable laws, the Company's articles of association and by-laws and a written employment agreement (if any).

          (b)    Shareholders' Rights.    A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Ordinary Shares covered by his or her Award prior to the time that a Participant is listed on the register of members of the Company as the holder of such Ordinary Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Equity Plan.

          (c)    Regulatory Requirements.    Any other provision of the Equity Plan notwithstanding, the obligation of the Company to issue Ordinary Shares pursuant to an Award shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Ordinary Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Ordinary Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company's counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.

          (d)    Transferability of Awards.    The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (i) beneficiary designation, (ii) a will or (iii) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

          (e)    Recoupment of Awards.    All Awards granted under the Equity Plan, all amounts paid under the Equity Plan and all Ordinary Shares issued pursuant to Awards under the Equity Plan shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Company or as otherwise required by applicable law.

        2.13    Taxes.

          (a)    General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Equity Plan. The Company shall not be required to issue any Ordinary Shares or make any cash payment under the Equity Plan unless such obligations are satisfied.

          (b)    Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Ordinary Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Ordinary Shares that he or she previously acquired. Such Ordinary Shares shall be valued at their Fair Market Value on the date they are withheld or surrendered.

          (c)    Section 162(m) Matters.    This Article 2.13(c) shall apply to any Award of Restricted Shares or Share Units that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code (a "162(m) Award"). The Administrator shall designate the performance goal(s) applicable to, and the formula for calculating the amount payable under, a 162(m) Award within 90 days following commencement of the applicable performance period (or such earlier time as may be required under Section 162(m) of the Code) and in any event at a time when achievement of the applicable performance goal(s) remains substantially uncertain. Prior to payment of any 162(m) Award, the Administrator shall certify in writing whether and the extent to which the performance goal(s) applicable to such 162(m) Award were achieved. Notwithstanding any other provision of the Equity Plan (except in the case of a Change in Control), the

  Administrator may adjust downwards, but not upwards, the amount payable pursuant to a 162(m) Award, and the Administrator may not waive achievement of the applicable performance goal(s) except in the case of the death or disability of a Participant or as otherwise determined by the Administrator in special circumstances.

          (d)    Section 409A and 457A Matters.    Except as otherwise set forth in an Award Agreement, it is intended that Awards granted under the Equity Plan either be exempt from, or comply with, the requirements of Section 409A of the Code. To the extent an Award is subject to Section 409A of the Code, the terms of the Equity Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Section 409A of the Code so that the Award is not subject to additional tax or interest under Section 409A, unless the Administrator expressly provides otherwise. An Award that is subject to Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Section 409A of the Code. In this regard, if any amount under an Award that is subject to Section 409A of the Code is payable upon a "separation from service" to an individual who is considered a "specified employee" (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant's separation from service or (ii) the Participant's death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1) of the Code. Except as otherwise set forth in an Award Agreement, it is intended that Awards granted under the Equity Plan be exempt from Section 457A of the Code.

        2.14    Future of the Equity Plan.

          (a)    Term of the Equity Plan.    The Equity Plan shall remain in effect until the earlier of (i) the date the Equity Plan is terminated under Article 2.14(b) or (ii) the first Annual General Meeting of Shareholders of the Company that occurs in 2021.

          (b)    Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Equity Plan. No Awards shall be granted under the Equity Plan after the termination thereof. The termination of the Equity Plan, or any amendment thereof, shall not affect any Award previously granted under the Equity Plan without such holder's consent.

          (c)    Shareholder Approval.    An amendment of the Equity Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules, including the rules and regulations of the principal U.S. national securities exchange on which the Ordinary Shares are traded.

        2.15    Definitions.    The following definitions shall apply in this Article II.

          (a)   "Administrator" means the Board or any Committee administering the Equity Plan in accordance with Article 2.1.

          (b)   "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

          (c)   "Award" means any award of a Share Award under the Equity Plan.

          (d)   "Award Agreement" means an Option Agreement, a SAR Agreement, a Restricted Share Agreement, a Share Unit Agreement or such other agreement evidencing an Award granted under the Equity Plan.

          (e)   "Board" means the Company's Board of Directors, as constituted from time to time.

          (f)    "Change in Control" means:

              (i)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity;

             (ii)  The sale, transfer or other disposition of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

              (1)   Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the "Original Directors") or

              (2)   Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (2); or

            (iv)  Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the country or state, as applicable, of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in the Equity Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended.

          (h)   "Committee" means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Equity Plan.

          (i)    "Employee" means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k)   "Exercise Price," in the case of an Option, means the amount for which one Ordinary Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable

  SAR Agreement, which is subtracted from the Fair Market Value of one Ordinary Share in determining the amount payable upon exercise of such SAR.

          (l)    "Fair Market Value" means the closing selling price of one Ordinary Share on Nasdaq or any other established stock exchange or national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If the Ordinary Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

          (m)  "ISO" means an incentive stock option described in Section 422(b) of the Code.

          (n)   "NSO" means an option not described in Sections 422 or 423 of the Code.

          (o)   "Option" means an ISO or NSO granted under the Equity Plan and entitling the holder to purchase Ordinary Shares.

          (p)   "Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

          (q)   "Optionee" means an individual who or estate that holds an Option or SAR.

          (r)   "Ordinary Shares" means the ordinary shares of the Company.

          (s)   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Equity Plan shall be considered a Parent commencing as of such date.

          (t)    "Participant" means an individual who or estate that holds an Award.

          (u)   "Restricted Share" means an Ordinary Share awarded under Article 2.8.

          (v)   "Restricted Share Agreement" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

          (w)  "SAR" means a share appreciation right granted under the Equity Plan.

          (x)   "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

          (y)   "Share Award" means any award of an Option, a SAR, a Restricted Share or a Share Unit under the Equity Plan.

          (z)   "Share Unit" means a bookkeeping entry representing the equivalent of one Ordinary Share, as awarded under the Equity Plan.

          (aa) "Share Unit Agreement" means the agreement between the Company and the recipient of a Share Unit which contains the terms, conditions and restrictions pertaining to such Share Unit.

          (bb) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Equity Plan shall be considered a Subsidiary commencing as of such date.

 Appendix A
PERFORMANCE CRITERIA

        The Administrator may establish performance goals derived from one or more of the following when it makes Performance Cash Awards under the Cash Plan or Awards of Restricted Shares or Share Units under the Equity Plan: share price; net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Ordinary Shares or any other publicly-traded securities of the Company; market share; gross profits; net profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; drug discovery or development milestones; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting or similar proceeding, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer) and validation of manufacturing processes (whether the Company's or the Company's third-party manufacturer); initiation or completion of pre-clinical studies; clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships, research joint ventures, licenses, collaborations or comparable transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products or development candidates (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company's products or development candidates); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions; royalty monetizations, sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research (including pre-clinical achievements, nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel.

        In the areas of development, regulatory progress and commercialization, the achievements described above performed by a third party with which the Company has a licensing or collaborative agreement (a "Partner"), or relating to an asset in which the Company has an economic interest, shall apply to the Company. For example, if a Partner accomplishes development milestones, regulatory achievements, commercialization or sales targets with an asset within a program that is a subject of the licensing or collaboration agreement between the Company and the Partner, then such Partner's accomplishments shall constitute achievements of the Company. Similarly, if an asset in which the Company has an economic interest, which asset is controlled by a third party, achieves development milestones, regulatory achievements, commercialization or sales targets, then such third party's accomplishments with such asset shall constitute achievements of the Company. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items, provided, however that if an Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such adjustment(s) shall only be made to the extent consistent with Section 162(m) of the Code.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 THERAVANCE BIOPHARMA, INC. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 2, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/TBPH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR" THE ELECTION OF EACH OF THE DIRECTORS AND "FOR" ITEM 2 AND ITEM 3. + 1. ELECTION OF DIRECTORS For Against Abstain For Against Abstain For Against Abstain 01 - Rick E Winningham 02 - Robert V. Gunderson, Jr. 03 - Susan M. Molineaux, Ph.D 04 - Donal O’Connor For Against Abstain ForAgainst Abstain 2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Approve the adoption of the Theravance Biopharma, Inc. Performance Incentive Plan. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 6 7 7 0 1 02BD4C MMMMMMMMM C B A Annual General Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL GENERAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2015 Annual Report on Form 10-K are available at: http://investor.theravance.com/proxy.cfm q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — THERAVANCE BIOPHARMA, INC. Annual General Meeting of Shareholders – May 3, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Rick E Winningham and Renee D. Gala, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Ordinary Shares of Theravance Biopharma, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the company to be held May 3, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side)